 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment #2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eWellness Healthcare Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	8082	45-1560906
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

11825 Major Street, Culver City, CA 90230, Phone: (310) 915-9700
(Address and Telephone Number of Registrant's Principal Executive Offices and Principal Place of Business)
Intercorp Services Inc., 3773 Howard Hughes Parkway, Suite 500s, Las Vegas, NV 89169
(Agent for Service)

Copies to:
Thomas J. Craft, Jr., Esq. P.O. Box 4143 Tequesta, FL 33469 (561) 317-7036	Office of Richard Rubin 40 Wall Street, 28th Floor New York, NY 10005 (212) 400-7198

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same Offering. ☐
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Registration Fee(3)
Common Stock, $0.001 per share	10,359,160	$0.07	$725,141.20	$84.04
(1) Consists of up to 10,359,160 shares of Common Stock to be sold to Tangiers Global, LLC under the Investment Agreement dated February 10, 2017.
(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon the closing price of $0.07 per share of the Registrant's Common Stock on the OTCQB Market on May 24, 2017.
(3) Calculated pursuant to Rule 457(o) and based on the closing price per share of $0.07 for eWellness Healthcare Corporation's Common Stock on May 24, 2017 as reported by the OTCQB.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON MAY__, 2017

eWELLNESS HEALTHCARE CORPORATION

10,359,160 SHARES OF Common Stock

This Prospectus relates to the resale of 10,359,160 shares of our Common Stock, par value $0.001 per share (the "Common Stock"), issuable to Tangiers Global, LLC (defined below).

This Prospectus relates to the resale of up to 10,359,160 shares of the Common Shares, issuable to Tangiers Global, LLC ("Tangiers"), a selling stockholder pursuant to a "put right" under an Investment Agreement (the "Investment Agreement"), dated February 10, 2017, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The total amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 9.99% of the Company's issued and outstanding Common Stock as of April 7, 2017, assuming that the selling security holders will sell all of the shares offered for sale.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 (the "Act") and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Our Common Stock is subject to quotation on OTCQB Market under the symbol EWLL. On May 24, 2017, the last reported sales price for our Common Stock was $0.07 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: May __, 2017

TABLE OF CONTENTS

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "eWellness" "Company," "Registrant," "we," "us" and "our" refer to eWellness Healthcare Corporation, a Nevada corporation.

Business Plan

The Company was incorporated in the State of Nevada on April 7, 2011 as Dignyte, Inc., to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On April 11, 2014, the Company entered into a share exchange agreement (the "Share Exchange Agreement") pursuant to which the Company agreed to purchased all of the issued and outstanding shares of eWellness in exchange for 9,200,000 shares of Common Stock. As a result, eWellness became a wholly-owned subsidiary and its shareholders owned approximately 77% of our then issued and outstanding Common Stock. On July 22, 2015, our wholly-owned subsidiary, eWellness Corporation, was merged into the Company and, therefore, no longer exists as a separate entity.

The Company is an early-stage corporation that plans to provide a unique telemedicine platform that offers Distance Monitored Physical Therapy (DMpt) Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems, in addition to in-office sessions. Based on current insurance reimbursement policies, we expect to generate our main revenues from in-office visits.

In November 2014, we were advised by the California State Board of Physical Therapy ("CSBPT") that we could operate our PHZIO.COM platform (the "Platform") and bill patients insurance within the Association's rules in the state of California. During an 8-week research study we successfully billed Blue Shield insurance for telemedicine-based therapies based on our Platform.

Our Platform offers a telemedicine exercise program, prescribed by a physician which is reimbursable by an insurance. It is a physical therapy exercise program designed around a specific exercises kit that includes: an inflatable exercise ball, latex resistance bands, a yoga mat and stretch strap (the "Exercise Kit") that provides a comprehensive exercise regimen.

●	Our Platform is an on-line based, monitored telemedicine exercise program for a 6-month period, wherein seventy-eight (78) individual 40 minute progressive exercise sessions are watched & interacted with by a patient on their laptop computer.
●	The patients are inducted to our program through a physician prescription and physical therapist evaluation. The physical therapy program is designed around an Exercise Kit.
●	The patient follows the instructions and performs the specific exercises while being remotely monitored by a physical therapist through the camera located on the laptop computer. The program provides a comprehensive exercise regiment that minimizes stress on the joints while allowing for hundreds of progressive exercises that focuses on strength, balance, coordination, and flexibility.
●	The program is designed to be operated in a patient's home or office in order to increase compliance and eliminate transportation to a fitness center or gym.
●	Our physical therapists monitor up to 30 patients at a time while these patients are on-line and following along with our exercise program. Each patient and physical therapist has real-time text and video conferencing capability when interaction is needed between the patient and our physical therapist.

When patients are referred to us, a physical therapist and assistant will evaluate patients for the program. The goal is to ensure compliance with the regimen, reduce BMI to a healthy number, help patients lose weight and boost their activity level for the six-month program.

In April 2015, we entered into an Operating Agreement with Evolution Physical Therapy ("EPT"), a company owned by our CEO, pursuant to which EPT operate our Platform and offers it to selected physical therapy patients of EPT. In November 2016, we entered into a Services Agreement with Bistromatics, Inc. (the "Bistromatics Agreement"), pursuant to which Bistromatics will provide operational oversight of our Platform.

Notwithstanding our belief that our Platform represents a new way to offers Distance Monitored Physical Therapy Programs, there are a number of potential difficulties that we might face, including the following:

• We may not obtain and maintain sufficient protection of our intellectual property;
• Our Platform program may be shown to have characteristics that may render it ineffective for Distance Monitored Physical Therapy;
• Our Platform may not become widely accepted by patients and insurances;
• Strict and/or new government regulations may hinder the growth of our business; and
• We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading "Risk Factors" included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

• Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
• Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
• Our revenues will be dependent upon acceptance of our Platform by patients and insurances, specifically changes in insurances reimbursement policies, will cause us to curtail or cease operations.
• We may face new entrances and increasing competition in the Distance Monitored Physical Therapy market.
• We cannot be certain that we will obtain patents for our proprietary technology or that such patents will protect us.
• The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
• Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading "Risk Factors."

Where You Can Find Us

The Company's principal executive office and mailing address is at 11825 Major Street, Culver City, CA 90230, Phone: (310) 915-9700

Our Filing Status as a "Smaller Reporting Company"

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a "smaller reporting company." Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

• A requirement to have only two years of audited financial statements and only two years of related MD&A;
• Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX");
• Reduced disclosure about the emerging growth company's executive compensation arrangements; and
• No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Act") for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies."

The Offering

This Prospectus relates to the resale of 10,359,160 shares of our Common Stock, issuable to Tangiers (defined below).

This Prospectus relates to the resale of up to 10,359,160 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under the Investment Agreement, dated February 10, 2017, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

Common Stock offered by Selling Shareholders	This Prospectus relates to the resale of 10,359,160 shares of our Common Stock, issuable to Tangiers
Common Stock outstanding before the Offering	103,695,331 shares of Common Stock as of May 24, 2017.
Common Stock outstanding after the Offering	114,054,491 shares of Common Stock (1)
Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.
Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.
Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol "EWLL".
Use of proceeds	The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See "Use of Proceeds."
Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See "Risk Factors".

(1) This total shows how many shares of Common Stock will be outstanding assuming 10,359,160 shares of Common Stock to be put to Tangiers.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data are derived from our condensed financial statements for the three months ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015. The balance sheets data are derived from the condensed balance sheet statement for the three months ended March 31, 2017 and our audited balance sheet statements for the years ended December 31, 2016 and 2015.

Statement of Operations Data:

	For the Three Months	For the Three Months	For the Year	For the Year
	Ended March 31, 2017	Ended March 31, 2016	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues	$-	$-	$-	$-
Total general and administrative expenses	(183,337)	(61,526)	(309,805)	(196,354)
Total operating expenses	(989,348)	(989,348)	(3,371,460)	(1,400,240)
Interest expense	(103,353)	(353,447)	(981,575)	(129,406)
Gain on extinguishment of debt	-	-	2,216,460	11,323
Net income (loss)	$4,161,845	$(425,608)	$(12,460,694)	$(1,554,908)
Net income (loss) per share – basic	$0.07	$(0.02)	$(0.51)	$(0.09)
Net income (loss) per share – diluted	$0.05	$(0.02)	$(0.51)	$(0.09)
Weighted average number of shares outstanding - basic	60,043,059	18,352,696	24,267,074	17,214,861
Weighted average number of shares outstanding - diluted	89,107,951	18,352,696	24,267,074	17,214,861

Balance Sheet Data:

	March 31, 2017	December 31, 2016	December 31, 2015
	(Unaudited)	(Audited)	(Audited)
Cash and restricted cash	$22,085	$13,995	$41,951
Total current assets	348,754	737,041	46,004
Total assets	371,644	758,228	71,830
Total current liabilities	4,530,237)	10,755,729	1,476,463
Total liabilities	4,530,237)	10,755,729	1,476,463
Total stockholders' deficit	$(4,158,593)	$(9,997,501)	$(3,456,187)
Total liabilities and shareholders' deficit	$371,644	$758,228	$71,830

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our management's expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to our Financial Condition

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $100,000 per year simply to cover the administrative, legal and accounting fees. We plan to fund these expenses primarily through cash flow, the sale of restricted shares of our common stock and the issuance of convertible notes.

Based on our financial statements for interim period ended March 31, 2017 and the years ended December 31, 2016 and 2015, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenue.

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this Prospectus before deciding to purchase our common stock. Our business, financial condition or results of operations could be affected materially and adversely by any or all of these risks.

We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

To date, our operations have been funded entirely from the proceeds from equity and debt financings or loans from our management. While we have sufficient funds to launch our Platform in Los Angeles, we will likely require substantial additional capital in the near future.

We currently anticipate that our available capital resources will be sufficient to meet our expected working capital and capital expenditure requirements for the near future. We anticipate that we will require an additional $1.5 million during the next twelve months to fulfill our business plan. However, such resources may not be sufficient to fund the long-term growth of our business. If we determine that it is necessary to raise additional funds, we may choose to do so through strategic collaborations, licensing arrangements through our "White Labeling" strategy, public or private equity or debt financing, a bank line of credit, or other arrangements.

We cannot be sure that any additional funding will be available on terms favorable to us or at all. Any additional equity financing may be dilutive to our shareholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of Common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We are an early stage company with a going concern qualification to our financial statements and pursue a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate our future prospects.

We are an early stage company with a short operating history and pursue a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate its future prospects; as a pre-revenue, early stage entity, it is subject to all of the risks inherent in a young business enterprise, such as, among other things, lack of market recognition and limited banking and financial relationships. As a result, we have little operating history to aid in assessing future prospects. We will encounter risks and difficulties as an early stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

Our financial statements for the interim period ended March 31, 2017 and our audited financial statements as of December 31, 2016 were prepared under the assumption that we will continue as a going concern. The independent registered public accounting firm that audited our 2016 financial statements, in their report, included an explanatory paragraph referring to our recurring losses since inception and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our ability to continue as a going concern depends on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue.

We may be subject to liability for failure to comply with Rule 419 under the Securities Act.

We may be subject to liability for failure to comply with Rule 419 under the Securities Act. Prior to our acquisition of eWellness Corporation, we did not technically comply with the requirements of Rule 419 under the Securities Act. We previously offered for sale in a direct public offering 1,000,000 shares of our Common stock, pursuant to Rule 419 of the Securities Act (the "419 Transaction") and filed a Registration Statement on Form S-1 (File No. 333-181440) that was declared effective by the SEC on September 14, 2012 (the "419 Registration Statement"). We sold 1,000,000 shares of our Common stock (the "Shares") to investors at a price of $0.10 per share, for total subscription proceeds of $100,000 pursuant to the 419 Registration Statement. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in trust as of the date of the closing of the Share Exchange was $90,000 (the "Trust Account Balance"). Prior to the Share Exchange, we were considered a "blank check" company and a "shell" company and therefore, needed to fully comply with Rule 419. Among other things, Rule 419 requires that we deposit the securities being offered and proceeds of the offering contemplated by the 419 Registration Statement into an escrow or trust account pending the execution of an agreement for an acquisition or merger. If a consummated acquisition meeting the requirements of Rule 419 did not occur by a date 18 months after the September 14, 2012 effective date of the 419 Registration Statement, Rule 419(e)(2)(iv) requires a blank check company to return the funds held in the escrow account to all investors who participated in the offering within five (5) business days2. When we did not complete the Share Exchange by March 18, 2014, rather than physically return the funds, we gave the investors who participated in the financing that was initially conducted pursuant to Rule 419, the right to have their funds returned or use their funds to purchase the same shares in a private offering to be conducted pursuant to Rule 506(b) of the Securities Act; all of the investors directed us to use their respective funds for the private placement. Regardless, after various comments and discussions with the SEC's staff within the division of corporate finance, it seems that such constructive compliance with Rule 419 is not permissible and we should have physically returned the investors' funds when the Share Exchange was not completed by March 18, 2014. Ultimately, although we responded to all of the comments, the SEC continued to have concerns about the issues it raised and terminated its review of the relevant Form 8-K without clearing all of the comments and stated it would take further steps its deems necessary. Consequently, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Risks Related to our Platform and our Business

Our telemedicine platform is new and has only limited operation experience.

The Company has developed and tested its unique telemedicine platform www.PHZIO that is a Distance Monitored Physical Therapy Program ("PHZIO program") to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are pre-diabetic from becoming diabetic.

Our success is currently dependent upon our ability to maintain and develop relationship with physicians.

Now that we are using our PHZIO platform to generate our success, we are dependent upon our CEO's ability to maintain his current relationship with other physicians and our collective ability to establish relationships with other physicians. If we cannot generate new relationships or current relationships do not translate into service contracts or license agreements for our PHZIO platform, we may not have alternative streams of revenue and therefore we may need to cease operations until such time as we find an alternative provider or forever.

Our Platform may not be accepted in the marketplace.

Uncertainty exists as to whether our Platform will be accepted by the market without additional widespread PT or patient acceptance. A number of factors may limit the market acceptance of our Platform, including the availability of alternative products and services as well as the price of our Platform services relative to alternative products. There is a risk that PT or patient acceptance will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our Platform is new in the market, PT or patient acceptance will elect to use our Platform because it will permit to safe valuable PT's time.

PT or patient needs to be persuaded that our Platform service is justified for the anticipated benefit, but there is no assurance that sufficient numbers of patients will be convinced to enable a successful market to develop for our Platform.

Our revenues will be dependent upon acceptance of our Platform product by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenues are expected to come from our Platform. As a result, we will continue to incur operating losses until such time as revenues reach a mature level and we are able to generate sufficient revenues from our Platform to meet our operating expenses. There can be no assurance that PTs or patients will adopt our Platform. In the event that we are not able to market and significantly increase the number of PTs or patients that use our Platform, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

Defects or malfunctions in our Platform could hurt our reputation, sales and profitability.

The acceptance of our Platform depends upon its effectiveness and reliability. Our Platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our Platform to malfunction and our customers' use of our Platform is interrupted, our reputation could suffer and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our Platform or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which would have a material adverse effect upon our business, operating results and financial condition.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services, and could result in the loss of PT and patients. While all of our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers' and their end users' confidential and proprietary information.

Our Platform is designed to maintain the confidentiality and security of our patients' confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

We might incur substantial expense to further develop our Platform which may never become sufficiently successful.

Our growth strategy requires the successful launch of our Platform. Although management will take every precaution to ensure that our Platform will, with a high degree of likelihood, achieve commercial success, there can be no assurance that this will be the case. The causes for failure of our Platform once commercialized can be numerous, including:

●	market demand for our Platform proves to be smaller than we expect;
●	further Platform development turns out to be more costly than anticipated or takes longer; our Platform requires significant adjustment post commercialization, rendering the Platform uneconomic or extending considerably the likely investment return period;·additional regulatory requirements may increase the overall costs of the development;·patent conflicts or unenforceable intellectual property rights; and PTs and clients may be unwilling to adopt and/or use our Platform.
●	Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer's independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

We cannot be certain that we will obtain patents for our Platform and technology or that such patents will protect us from competitors.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain patents for our Platform, which is both costly and time consuming. We still are in the process to evaluate the patent potentials of our Platform. Patent Offices typically requires 12-24 months or more to process a patent application. There can be no assurance that any of our potential patent applications will be approved. However, we have decided to launch our Platform without patent protection. There can be no assurance that any potential patent issued or licensed to us will provide us with protection against competitive products, protect us against changes in industry trends which we have may not have anticipated or otherwise protect the commercial viability of our Platform, or that challenges will not be instituted against the validity or enforceability of any of our future patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of patents tends to lag behind actual discoveries, we cannot be certain that if we obtain patents for our product, we were the first creator of the inventions covered by a pending patent applications or the first to file patent applications on such inventions.

Liability issues are inherent in the Healthcare industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential liability risks, which are inherent in the Healthcare industry. While we will take precautions, we deem to be appropriate to avoid liability suits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the Healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our Platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our Platform.

We depend upon reimbursement by third-party payers.

Substantially all of our revenues are anticipated to be derived from private third-party PT clinics that gain their revenue to pay our licensing fees from insurance payers. Initiatives undertaken by industry and government to contain healthcare costs affect the profitability of our licensee clinics. These payers attempt to control healthcare costs by contracting with healthcare providers to obtain services on a discounted basis. We believe that this trend will continue and may limit reimbursement for healthcare services. If insurers or managed care companies from whom we receive substantial payments were to reduce the amounts paid for services, our profit margins may decline, or we may lose PT licensees if they choose not to renew our contracts with these insurers at lower rates. In addition, in certain geographical areas, our operations may be approved as providers by key health maintenance organizations and preferred provider plans; failure to obtain or maintain these approvals would adversely affect our financial results. Although we created a business plan that will enable us to achieve revenue based on current reimbursement policies, if our belief that the insurance industry is poised for change, to offer more reimbursement for the services we seek to provide is not realized, we may not be able to carry out all the plans we disclose herein related to telemedicine. Ultimately, a shift in thinking and a willingness to adapt to new physical therapy telemedicine services and reimbursement thereof by healthcare providers is needed for the successful integration of our PHZIO telemedicine platform in mainstream healthcare environments.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

Dependence on Key Existing and Future Personnel

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

Currently, our management's participation in our business and operations is limited

To date, we have been unable to offer cash compensation to our officers due to our lack of revenue. Accordingly, each of the Company's executive officers maintain jobs outside of their position at eWellness. Although each of our executive officers have made preparations to devote their efforts, on a full-time basis, towards our objectives once we can afford executive compensation commensurate with that being paid in the marketplace, until such time, our officers will not devote their full time and attention to the operations of the Company. None of our officers have committed a specific portion of their time or an approximate number of hours per week in writing to the objectives of the company and no assurances can be given as to when we will be financially able to engage our officers on a full-time basis and therefore, until such time, it is possible that the inability of such persons to devote their full-time attention to the Company may result in delays in progress toward implementing our business plan.

We operate in a highly competitive industry

Although we are not aware of any other Distance Monitored Physical Therapy Telemedicine Program precisely like ours, and targeting our specific population, we shall encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger physical therapy space. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our PHZIO services will enable us to service more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Limited product testing and operations

We have built out the technology platform and video library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from successfully marketing a product including, but not limited to, our limited cash resources. Further, our proposed reimbursement plan and the eventual operating results could susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Other healthcare companies have greater clinical, research, regulatory and marketing resources than us. In addition, some of our competitors may have technical or competitive advantages for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We depend upon the cultivation and maintenance of relationships with the physicians in our markets.

Our success is dependent upon referrals from physicians in the communities that our PT licensees will service and their ability to maintain good relations with these physicians and other referral sources. Physicians referring patients to their clinics are free to refer their patients to other therapy providers or to their own physician owned therapy practice. If our PT licensees are unable to successfully cultivate and maintain strong relationships with physicians and other referral sources, our business may decrease and our net operating revenues may decline.

We also depend upon our ability to recruit and retain experienced physical therapists

Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our PT licensees are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If they cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease and our net operating revenues may decline.

Our revenues may fluctuate due to weather

We anticipate having a considerable number of PT licensees in locations in states that normally experience snow and ice during the winter months. Also, a considerable number of our clinics may be located in states along the Gulf Coast and Atlantic Coast, which are subject to periodic winter storms, hurricanes and other severe storm systems. Periods of severe weather may cause physical damage to our facilities or prevent our staff or patients from traveling to our clinics, which may cause a decrease in our future net operating revenues.

We may incur closure costs and losses

The competitive, economic or reimbursement conditions in the markets in which we operate may require us to reorganize or to close certain clinical locations. In the event a clinic is reorganized or closed, we may incur losses. The costs may include, but are not limited to, lease obligations, severance, and write-down or write-off of intangible assets.

Certain of our internal controls, particularly as they relate to billings and cash collections, are largely decentralized at our clinic locations

Our future PT licensees' operations are largely decentralized and certain of our internal controls, particularly the processing of billings and cash collections, occur at the clinic level. Taken as a whole, we believe our future internal controls for these functions at our PT licensees clinical facilities will be adequate. Our controls for billing and collections largely depend on compliance with our written policies and procedures and separation of functions among clinic personnel. We also intend to maintain corporate level controls, including an audit compliance program, that are intended to mitigate and detect any potential deficiencies in internal controls at the clinic level. The effectiveness of these controls to future periods are subject to the risk that controls may become inadequate because of changes in conditions or the level of compliance with our policies and procedures deteriorates.

Risks Related to Regulation

Our products may be subject to product liability legal claims, which could have an adverse effect on our business, results of operations and financial condition.

Certain of our products provide applications that relate to patient clinical information. Any failure by our products to provide accurate and timely information concerning patients, their medication, treatment and health status, generally, could result in claims against us which could materially and adversely impact our financial performance, industry reputation and ability to market new system sales. In addition, a court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third-party site that a consumer accesses through our websites, exposes us to assertions of malpractice, other personal injury liability, or other liability for wrongful delivery/handling of healthcare services or erroneous health information. We anticipate that in the future we will maintain insurance to protect against claims associated with the use of our products as well as liability limitation language in our end-user license agreements, but there can be no assurance that our insurance coverage or contractual language would adequately cover any claim asserted against us. A successful claim brought against us in excess of or outside of our insurance coverage could have an adverse effect on our business, results of operations and financial condition. Even unsuccessful claims could result in our expenditure of funds for litigation and management time and resources.

Certain healthcare professionals who use our Cloud-based products will directly enter health information about their patients including information that constitutes a record under applicable law that we may store on our computer systems. Numerous federal and state laws and regulations, the common law and contractual obligations, govern collection, dissemination, use and confidentiality of patient-identifiable health information, including:

●	state and federal privacy and confidentiality laws;
●	contracts with clients and partners;
●	state laws regulating healthcare professionals;
●	Medicaid laws;
●	the HIPAA and related rules proposed by the Health Care Financing Administration; and
●	Health Care Financing Administration standards for Internet transmission of health data.

HIPAA establishes elements including, but not limited to, federal privacy and security standards for the use and protection of Protected Health Information. Any failure by us or by our personnel or partners to comply with applicable requirements may result in a material liability to us.

Although we have systems and policies in place for safeguarding Protected Health Information from unauthorized disclosure, these systems and policies may not preclude claims against us for alleged violations of applicable requirements. Also, third party sites and/or links that consumers may access through our web sites may not maintain adequate systems to safeguard this information, or may circumvent systems and policies we have put in place. In addition, future laws or changes in current laws may necessitate costly adaptations to our policies, procedures, or systems.

There can be no assurance that we will not be subject to product liability claims, that such claims will not result in liability in excess of our insurance coverage, that our insurance will cover such claims or that appropriate insurance will continue to be available to us in the future at commercially reasonable rates. Such product liability claims could adversely affect our business, results of operations and financial condition.

There is significant uncertainty in the healthcare industry in which we operate, and we are subject to the possibility of changing government regulation, which may adversely impact our business, financial condition and results of operations.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement processes and operation of healthcare facilities. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures.

Recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) ("PPACA") and The Health Care and Education Reconciliation Act of 2010 (H.R. 4872) (the "Reconciliation Act"), which amends the PPACA (collectively the "Health Reform Laws"), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact us and our patients. Some of these provisions may have a positive impact, while others, such as reductions in reimbursement for certain types of providers, may have a negative impact due to fewer available resources. Increases in fraud and abuse penalties may also adversely affect participants in the health care sector, including us.

Various legislators have announced that they intend to examine further proposals to reform certain aspects of the U.S. healthcare system. Healthcare providers may react to these proposals, and the uncertainty surrounding such proposals, by curtailing or deferring investments, including those for our systems and related services. Cost-containment measures instituted by healthcare providers as a result of regulatory reform or otherwise could result in a reduction of the allocation of capital funds. Such a reduction could have an adverse effect on our ability to sell our systems and related services. On the other hand, changes in the regulatory environment have increased and may continue to increase the needs of healthcare organizations for cost-effective data management and thereby enhance the overall market for healthcare management information systems. We cannot predict what effect, if any, such proposals or healthcare reforms might have on our business, financial condition and results of operations.

As existing regulations mature and become better defined, we anticipate that these regulations will continue to directly affect certain of our products and services, but we cannot fully predict the effect now. We have taken steps to modify our products, services and internal practices as necessary to facilitate our compliance with the regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management's attention and divert other company resources, and any noncompliance by us could result in civil and criminal penalties.

Developments of additional federal and state regulations and policies have the potential to positively or negatively affect our business. Our software is not anticipated to be considered a medical device by the FDA. Yet, if it were, it could be subject to regulation by the U.S. Food and Drug Administration ("FDA") as a medical device. Such regulation could require the registration of the applicable manufacturing facility and software and hardware products, application of detailed record-keeping and manufacturing standards, and FDA approval or clearance prior to marketing. An approval or clearance requirement could create delays in marketing, and the FDA could require supplemental filings or object to certain of these applications, the result of which could adversely affect our business, financial condition and results of operations.

We may be subject to false or fraudulent claim laws

There are numerous federal and state laws that forbid submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse of existing systems for such submission and payment. Any failure of our services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

We are subject to the Stark Law, which may result in significant penalties

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. Section 1395nn) (the "Stark Law") prohibit referrals by a physician of "designated health services" which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician's immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the "designated health services". Further, the Stark Law has application to the Company's management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

If our products fail to comply with evolving government and industry standards and regulations, we may have difficulty selling our products

We may be subject to additional federal and state statutes and regulations in connection with offering services and products via the Internet. On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to Internet commerce and communications. Areas being affected by these regulations include user privacy, pricing, content, taxation, copyright protection, distribution, and quality of products and services. To the extent that our products and services are subject to these laws and regulations, the sale of our products and services could be harmed.

We incur significant costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission ("SEC"), and the stock exchange, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs we expect to be incurred as a result of being a public company to be up to $500,000 annually.

Part of the requirements as a public company will be to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Risks Relating to Our Securities

There is a limited market for our common stock, and there may never be, an active market for our common stock and we cannot assure you that the common stock will remain liquid or that it will continue to be listed on a securities exchange.

Our common stock is listed on the OTCQB exchange and trades under the symbol "EWLL". An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for the common stock may never develop. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock will continue to be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.

Our Common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person's account for transactions in penny stocks; and
●	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common stock and cause a decline in the market value of our stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. ("FINRA") sales practice requirements may limit a shareholder's ability to buy and sell our common stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our common stock are thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our common shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.01 to a high of $4.00 since trading began in 2016. Many factors could have a significant impact on the future price of our common shares, including:

●	our inability to raise additional capital to fund our operations;
●	our failure to successfully implement our business objectives and strategic growth plans;
●	compliance with ongoing regulatory requirements;
●	market acceptance of our product;
●	changes in government regulations; and
●	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders

We are authorized to issue 400,000,000 shares of common stock, $0.001 par value per share, of which, as of May 24, 2017, 103,695,331 shares of Common stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common stock.

Our Articles of Incorporation authorizes 20,000,000 shares of preferred stock, $0.001 par value per share of none are issued. The board of directors is authorized to provide for the issuance of unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of "blank check" preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company's articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a "combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation's board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term "combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation's voting stock. A Nevada corporation may "opt out" from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not "opted out" from the application of this section.

Our stock price and ability to finance may be adversely affected by our outstanding convertible securities and warrants.

Sales of the shares of our common stock issuable upon exercise of warrants and upon conversion of our convertible securities, would likely have a depressive effect on the market price of our common stock. Further, the existence of, and/or potential exercise or conversion of all or a portion of these securities, create a negative and potentially depressive effect on our stock price because investors recognize that they "over hang" the market at this time. As a result, the terms on which we may obtain additional financing during the period any of these warrants or convertible securities remain outstanding may be adversely affected by the existence of such warrants and convertible securities.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of the Company's common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company's reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of the Company's common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

The sale of our Common Stock to Tangiers in accordance with the Investment Agreement dated February 10, 2017 will have a dilutive impact on our stockholders. As a result, our net loss per share could decrease in future periods and the market price of our Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Tangiers in order to drawdown pursuant to the Investment Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Investment Agreement with Tangiers Global, LLC

On February 10, 2017, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $5,000,000 of our Common Stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the number of shares of Common Stock that we intend to sell to Tangiers on a date specified in the put notice. The maximum share number per notice must be no more than 200% of the average daily trading volume of our Common Stock for the ten (10) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $250,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the of lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers.

In connection with the Investment Agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 15 days of filing the Company's Annual Report for the year ended December 31, 2016, file with the Securities and Exchange Commission a registration statement, covering the resale of 10,359,160 shares of our Common Stock underlying the Investment Agreement with Tangiers.

The Company also issued fixed convertible promissory notes to Tangiers as follows: (i) a fixed convertible promissory note for the principal sum of $100,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on September 10, 2017, (ii) a fixed convertible promissory note for the principal sum of $275,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on September 10, 2017; (iii) a fixed convertible promissory note for the principal sum of $308,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on November 11, 2017 and 68,750 warrants exercisable at $0.25 and expiring in 2022.

At present, the Company believes to have the ability to repay the indebtedness without recourse to the funds received or to be received under the equity line agreement and the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line.

The Company would have to issue a number of shares to Tangiers underlying the convertible notes issued to Tangiers as follows:

1. A fixed price convertible promissory note issued to Tangiers on February 10, 2017, having a maturity date of September 10, 2017, in the principal amount of $100,000 which is convertible at $0.20 bearing a onetime interest charge of 8% and would result into the issuance of 540,000 shares including the conversion of $8,000 in interest.
2. A fixed price convertible promissory note issued to Tangiers on February 10, 2017, having a maturity date of September 10, 2017, for the face value of $275,000, $137,500 of which was funded, which is convertible at $0.20 bearing a onetime interest rate of 8% and would result into the issuance of 742,500 shares including the conversion of $11,000 in interest.
3. A fixed price convertible promissory note issued to Tangiers on April 11, 2017, having a maturity date of November 11, 2018,in the principal amount of $308,000 which is convertible at $0.20 bearing a onetime interest rate of 8% and would result into the issuance of 1,663,200 shares including the conversion of $24,640 in interest.

Conversion Rights Provisions in the Event of a Maturity Default of the Tangiers Convertible Notes

At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date ("Maturity Default"), Tangiers, as Convertible Note Holder, shall have the right, at Tangiers' sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Convertible Notes into shares of Common Stock following the Maturity Date at the Maturity Default Conversion Price.

The Maturity Default Conversion Price of the Tangiers Convertible Notes dated February 10, 2017 shall be equal to the lower of: (a) the Conversion Price of $0.20 or (b) 75% of the average of the volume weighted average prices of the Company's common stock during the 5 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 25% to 35%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 25% to 30%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 25% to 40%.

The Maturity Default Conversion Price of the Tangiers Convertible Note dated April 11, 2017 shall be equal to the lower of: (a) the Conversion Price of $0.20 or (b) 65% of the average of the volume weighted average prices of the Company's common stock during the 15 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.

The Maturity Default Conversion Price is solely used in the occurrence of a Maturity Default and does not apply to a default for any other reason.

None of the three Convertible Notes issued to Tangiers are currently in default.

The 10,359,160 shares being offered pursuant to this Prospectus represent 9.99% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale.

Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time.

The Investment Agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.056, we will be able to receive up to $685,384 in gross proceeds, assuming the sale of all of the 10,359,160 shares of our Common Stock pursuant to the Investment Agreement with Tangiers, being the number of shares being offered pursuant to this Prospectus. We may be required to further increase our authorized shares in order to receive the entire purchase price.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders' percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our Common Stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Common Shares to Tangiers to raise the same amount of funds, as our stock price declines.

The proceeds received from any "puts" tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of Common Stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the Investment Agreement with Tangiers.

SELLING SECURITY HOLDERS

This Prospectus relates to the resale of 10,359,160 shares of our Common Stock, issuable to Tangiers (defined below).

This Prospectus relates to the resale of up to 10,359,160 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under an Investment Agreement, dated February 10, 2017, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholder may offer and sell, from time to time, any or all of shares of our Common Stock to be sold to Tangiers under the Investment Agreement dated February 10, 2017.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the selling stockholder as of May 24, 2017 and the number of shares of our Common Stock being offered pursuant to this Prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 10,359,160 shares of our Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our Common Stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Tangiers Global, LLC(3)(4)	0	10,359,160	0	*

* Less than 1%
(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2) We have assumed that the selling stockholder will sell all of the shares being offered in this offering.
(3) Justin Ederle has the voting and dispositive power over the shares owned by Tangiers Global, LLC.
(4) As of January 1, 2017, Tangiers held 0 shares of our Common Stock pursuant to the Investment Agreement.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of 10,359,160 shares of our Common Stock issuable to Tangiers Global, LLC (defined below).

This Prospectus relates to the resale of up to 10,359,160 shares of the Common Shares, issuable to Tangiers, the selling stockholder pursuant to a "put right" under an Investment Agreement, dated February 10, 2017, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The Investment Agreement with Tangiers is not transferable.

At an assumed purchase price under the Investment Agreement of $0.056 (equal to 80% of the closing price of our Common Stock of $0.07 on May 24, 2017), we will be able to receive up to $580,113 in gross proceeds, assuming the sale of the entire 10,359,160 Put Shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.056 under the Investment Agreement, we would be required to register 78,926,554 additional shares to obtain the balance of $4,419,887 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

The Selling Shareholders may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 420,000,000 shares of capital stock, $0.001 par value per share, consisting of 20,000,000 shares of Preferred Stock and 400,000,000 shares of Common Stock.

Preferred Stock

We are authorized to issue 20,000,000 shares of Preferred Stock, $0.001 par value per share. As of May 24, 2017, none are issued and outstanding.

Common Stock

We are authorized to issue 400,000,000 shares of Common Stock, $0.001 par value per share. As of May 24, 2017, we had 103,695,331 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of March 31, 2017, the Company had 7,821,663 warrants outstanding with an weighted average exercise price of $0.20.

Options

As of March 31, 2017, the Company had 20,250,000 options outstanding with an weighted average exercise price of $0.27.

Transfer Agent and Registrar

The transfer agent of our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Thomas J. Craft, Jr., Esq., P.O. Box 4143, Tequesta FL 33469, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The audited financial statements for the years ended December 31, 2016 and 2015 included in this Prospectus and the Registration Statement have been audited by Haynie & Company, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

This Prospectus contains "forward-looking statements". All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words "may," "could," "estimate," "intend," "continue," "believe," "expect" or "anticipate" or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made.

Throughout this Prospectus references to "we", "our", "us", "eWellness", "the Company", and similar terms refer to eWellness Healthcare Corporation and its wholly owned subsidiary.

Corporate Background

The Company was incorporated in the State of Nevada on April 7, 2011 as Dignyte, Inc., to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

Following a share exchange we completed in April 2014, pursuant to which eWellness Corporation, incorporated in Nevada in May 2013, became our wholly owned subsidiary, we abandoned our prior business plan and we are now pursuing eWellness Corporation's historical businesses and proposed businesses.

On April 11, 2014, the Company entered into a share exchange agreement (the "Share Exchange Agreement") pursuant to which the Company agreed to issue 9,200,000 shares of restricted Common Stock to the shareholders of eWellness Corporation, a Nevada corporation ("eWellness"). In addition, the Company's former chief executive officer agreed to tender 5,000,000 shares of Common Stock back to the Company for cancellation and also to assign from his holdings an additional 2,500,000 shares to the shareholders of eWellness Corporation resulting in a total of 11,700,000 shares owned by those shareholders. There were no warrants, options or other equity instruments granted and/or issued in connection with the Share Exchange Agreement.

The closing of the Initial Exchange Agreement was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 ("Rule 419") of Regulation C under the Securities Act of 1933, as amended and the consent of our shareholders as required under Rule 419. However, Rule 419 required that the share exchange transaction (the "Share Exchange") contemplated by the Initial Exchange Agreement occur on or before March 18, 2014. Accordingly, after numerous discussions with management and eWellness, the parties entered into an Amended and Restated Share Exchange Agreement (the "Share Exchange Agreement") to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A ("Form 8A") to register our Common Stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the 419 transaction into participants of a similarly termed private offering (the "Converted Offering").

We also agreed to change our name to eWellness Healthcare Corporation to more accurately reflect our new business and operations after the Share Exchange, which became effective as of April 25, 2014.

As the parties satisfied all of the closing conditions, on April 30, 2014, pursuant to the terms of the Share Exchange Agreement, we purchased 100% of eWellness' Common Stock in exchange for 9,200,000 shares of our then outstanding shares of Common Stock and the share exchange closed. As a result, eWellness became a wholly-owned subsidiary and its shareholders owned approximately 77% of our then issued and outstanding Common Stock, after giving effect to the cancellation of 5,000,000 shares of our Common Stock held by the Company's former chief executive officer and the further assignment of his shares of Common Stock as described therein.

On July 22, 2015, our wholly-owned subsidiary, eWellness Corporation, was merged into the Company and, therefore, no longer exists as a separate entity.

The Company is an early-stage Los Angeles based corporation that seeks to provide a unique telemedicine platform that offers Distance Monitored Physical Therapy (DMpt) Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems, in addition to in-office sessions. Based on current insurance reimbursement policies, we expect to generate our main revenues from in-office visits.

Recent Developments

In November 2014, we were advised by the California State Board of Physical Therapy ("CSBPT") that we could operate our Platform and bill patients insurance within the Association's rules in the state of California. That led us to induct sample patients into our Platform at our Culver City offices and complete an 8-week research study where we successfully billed for telemedicine visits for one of our patients who has Blue Shield insurance.

On April 1, 2015, we entered into an Operating Agreement with Evolution Physical Therapy ("EPT"), a company owned by our CEO, pursuant to which EPT operate our Platform and offers it to selected physical therapy patients of EPT. We will advance capital requested by EPT for costs specifically associated with operating the Platform and associated physical therapy treatments. On May 7, 2015, EPT inducted the first patient using our platform. The total (insurance reimbursed) monitored PHZIO visits in 2015 and 2016 was 1,928 visits that include: 2015: 699 patient visits (239 insurance reimbursed patient visits generating approximately $13,500 in gross revenue) and in 2016: 1,229 patient visits generating $1,496 (approximately 26 insurance reimbursed visits). These gross revenue figures were not sufficient to generate any gross sales for us. The average insurance reimbursement per PHZIO session in 2015 and 2016 was $56 (excluding co-payments). The wellness goals of our program are to graduate at least 80% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a 4-inch reduction in waist size, weight loss of at least 20 pounds, significant overall improvement in balance, coordination, flexibility, strength, and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS), which indicates improved functional activity levels due to reduced low back, knee and hip pain.

On April 17, 2015, we entered into an agreement with Akash Bajaj, M.D., M.P.H pursuant to which Dr. Bajaj serve as a consultant and as the Chairman of the Company's Clinical Advisory Board.

On November 12, 2016, the Company entered into a Services Agreement with Bistromatics, Inc. (the "Bistromatics Agreement"), a Company incorporated under the laws of Canada ("Bistromatics"). Pursuant to the Bistromatics Agreement, Bistromatics will provide operational oversight of the Company's Phzio System including development, content editing, client on boarding, clinic training, support & maintenance, billing, hosting and oversight and support of CRM and helpdesk system. The Company has agreed to pay a monthly base fee of $50,000 monthly until Bistromatics has successfully signed and collected the first monthly service fee for 100 Physical Therapy Clinics to start using our Platform. If and when Bistromatics provides the Company with evidence of the 100 Physical Therapy Clinics, the monthly service fee will extend to $100,000. Bistromatics will have the ability to convert any outstanding amounts that fall in arrears for 60 days into common stock at the same terms as the next round of financing or the Company's common stock market price, whichever is higher.

Investment Agreement with Tangiers Global, LLC

On February 10, 2017, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $5,000,000 of our Common Stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the number of shares of Common Stock that we intend to sell to Tangiers on a date specified in the put notice. The maximum share number amount per notice must be no more than 200% of the average daily trading volume of our Common Stock for the ten (10) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $250,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the of lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers.

In connection with the Investment Agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 15 days of filing the Company's Annual Report for the year ended December 31, 2016, file with the Securities and Exchange Commission a registration statement, covering the resale of 10,359,160 shares of our Common Stock.

The Company also issued fixed convertible promissory notes to Tangiers as follows: (i) a fixed convertible promissory note for the principal sum of $100,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on September 10, 2017, (ii) a fixed convertible promissory note for the principal sum of $275,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on September 10, 2017; (iii) a fixed convertible promissory note for the principal sum of $308,000 convertible at $0.20 per share bearing an interest rate of 8% per annum maturing on November 11, 2017 and 68,750 warrants exercisable at $0.25 and expiring in 2022.

At present, the Company believes to have the ability to repay the indebtedness without recourse to the funds received or to be received under the equity line agreement and the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line.

The Company would have to issue a number of shares to Tangiers underlying the convertible notes issued to Tangiers as follows:

1. A fixed price convertible promissory note issued to Tangiers on February 10, 2017, having a maturity date of September 10, 2017, in the principal amount of $100,000 which is convertible at $0.20 bearing a onetime interest charge of 8% and would result into the issuance of 540,000 shares including the conversion of $8,000 in interest.
2. A fixed price convertible promissory note issued to Tangiers on February 10, 2017, having a maturity date of September 10, 2017, for the face value of $275,000, $137,500 of which was funded, which is convertible at $0.20 bearing a onetime interest rate of 8% and would result into the issuance of 742,500 shares including the conversion of $11,000 in interest.
3. A fixed price convertible promissory note issued to Tangiers on April 11, 2017, having a maturity date of November 11, 2018,in the principal amount of $308,000 which is convertible at $0.20 bearing a onetime interest rate of 8% and would result into the issuance of 1,663,200 shares including the conversion of $24,640 in interest.

Conversion Rights Provisions in the Event of a Maturity Default of the Tangiers Convertible Notes

At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date ("Maturity Default"), Tangiers, as Convertible Note Holder, shall have the right, at Tangiers' sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Convertible Notes into shares of Common Stock following the Maturity Date at the Maturity Default Conversion Price.

The Maturity Default Conversion Price of the Tangiers Convertible Notes dated February 10, 2017 shall be equal to the lower of: (a) the Conversion Price of $0.20 or (b) 75% of the average of the volume weighted average prices of the Company's common stock during the 5 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 25% to 35%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 25% to 30%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 25% to 40%.

The Maturity Default Conversion Price of the Tangiers Convertible Note dated April 11, 2017 shall be equal to the lower of: (a) the Conversion Price of $0.20 or (b) 65% of the average of the volume weighted average prices of the Company's common stock during the 15 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.

The Maturity Default Conversion Price is solely used in the event of a Maturity Default and does not apply to a default for any other reason.

None of the three Convertible Notes issued to Tangiers are currently in default.

The 10,359,160 shares being offered pursuant to this Prospectus represents 9.99% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time.

The Investment Agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.056 (equal to 80% of the closing price of our Common Stock of $0.07 on May 24, 2017), we will be able to receive up to $580,113 in gross proceeds, assuming the sale of the entire 10,359,160 Put Shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.056 under the Investment Agreement, we would be required to register 78,926,554 additional shares to obtain the balance of $4,419,887 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders' percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our Common Stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5,000,000 was determined based on numerous factors, including the following: The proceeds received from any "puts" tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes or for other purposes that our board of directors, in its good faith deem to be in the best interest of our Company.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of Common Stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the Investment Agreement with Tangiers.

In order for us to sell any remaining shares issuable under the Investment Agreement for the remaining $4,419,887, we would be required to file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. We cannot guarantee that we will be successful in preparing and filing one or more additional registration statements registering the resale of the shares. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are no broker fees or commissions with respect to the Investment Agreement and Registration Rights Agreement payable for any Put. Other than as discussed below, we have not entered into any prior transactions with Tangiers or its affiliates.

The Company's Business

Our business model is to license our PHZIO physical therapy treatment platform to any physical therapy ("PT") clinic in the U.S. and or have large-scale employers use our PHZIO platform as a fully PT monitored corporate wellness program.

The Company's initial licensee is Evolution Physical Therapy ("EPT"), which is owned by our CEO, Darwin Fogt, MPT. All treatment revenue for 2016 was reimbursed to EPT, but was not sufficient to generate sales for the Company. Our 2016 goals were to commercially launch on September 6th, 2016, the licensing of our PHZIO platform to 3rd party physical therapy practices throughout the U.S. The American Physical Therapy Association (APTA), Private Practice Section (PPS) members are our initial universe of PT practices to target.

Our sale launch began with full-page print advertising in the PT industry's premier magazine Impact in early September 2016. It is then followed up with a full-page ad in the APTA PPS Conference Buyers Guide in early October. Following these two print ads, we were a tier 1 sponsor at the PPS Las Vegas conference from October 19-22, 2016 (October 20th Lunch Sponsor and 4-6pm Cocktail Reception Sponsor & Exclusive PHZIO Demo Session for all attendees). PHZIO also had a full-page ad included in November and January 2017 Impact magazine issues.

Our sales launch included industry advertising, lead generation and qualification program, which may be implemented through a strategic partnership with a US-based sales support organization through a revenue share agreement. Our customer acquisition and sales strategy includes: Lead Generation and Qualification through a call center that utilizes well-designed program stimuli and tactics, as well as strong agent lead qualification and closing skills. Next, based upon advertising to the PPS membership, we also included an inbound sales team members to handle virtually any type of inbound hard-or soft-sell sales calls that embodies a sales performance-based culture.

We also implemented a Customer Relationship Management system ("CRM") that provides practices, strategies and technologies that we will use to manage and analyze customer interactions and data throughout the customer lifecycle, with the goal of improving business relationships with customers, assisting in customer retention and driving sales growth. CRM systems are designed to compile information on customers across different channels - or points of contact between the customer and the company - which could include the company's website, telephone, live chat, direct mail, marketing materials and social media. CRM systems can also give customer-facing staff detailed information on customers' personal information, purchase history, buying preferences and concerns.

On December 2, 2016, the Company successfully signed its initial 3rd party PT clinic for the use of its PHZIO Tele- Rehabilitation Platform. The agreement is with Back to Motion PT located in Denver Colorado. On December 9, 2016, the Company successfully signed two additional PT Clinics including a multi-clinic practice in Placerville, California and a stand- alone practice located in Mississippi for the use of its PHZIO telehealth platform. On December 14, 2016, the Company signed another 3rd party PT clinic for the use of its PHZIO Tele-Health Platform. The agreement was with a prominent Brooklyn based PT clinic, owned by Motion PT Group. The Brooklyn based clinic is one of over 45 clinics currently owned by Motion PT Group.

Although this license is just for their Brooklyn location, the Company anticipates that all of Motion PT clinics may eventually treat patients using our PHZIO platform. The Company believes that there is a significant backlog of PT clinics which have a high interest in using our PHZIO platform and participating in our beta program, although there can be no guarantee that we will be able to reach agreements with such clinics.

During the first quarter of 2017 the Company began training various PT clinical operators on the use of our PHZIO system. We anticipate that initial revenue generation from these clinics will begin to generate revenue for the Company in the second quarter of 2017.

The Company is also in the process of developing marketing channel partnerships with industry association members, existing software-based telemedicine providers and physical therapy billing and practice management providers. These partnerships, if completed, are anticipated to begin adding third party PT licensee revenue during the third quarter of 2017.

The Company's PHZIO home physical therapy exercise platform has been designed to disrupt the $30 billion physical therapy and the $8 billion corporate wellness industries. PHZIO re-defines the way physical therapy can be delivered. PHZIO is the first real-time remote monitored 1-to-many physical therapy platform for home use. Due to the real-time patient monitoring feature, the PHZIO platform is insurance reimbursable by payers such as Anthem Blue Cross and Blue Shield.

A New Physical Therapy Delivery System

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs;
●	First real-time remote monitored 1-to-many physical therapy treatment platform for home use;
●	Ability for physical therapists to observe multiple patients simultaneously in real-time;
●	Solves what has been a structural problem and limitation in post-acute care practice growth.
●	PT practices can experience 20% higher adherence & compliance rates versus industry standards; and
●	Tracking to 30% increase in net income for a PT practice.

PHZIO Treatment Session

The image below illustrates a typical PHZIO treatment session from a patient's point of view. There is communication between patients and PT conducted via audio, text and or video messaging. The patient is also able to examine form during the exercise sessions. The monitoring PT is remotely monitoring the patient real-time from PT office.

Patient program adherence in 2015 and 2016 was nearly 85 percent due the real-time patient monitoring and the at-home use of the platform. Now physical therapy practices have a way to scale profitably using a technology platform that can help them grow beyond the limits of the typical brick and mortar PT clinic.

The Company's initial PHZIO application is a 6-month exercise program for patients with back, knee or hip pain. The next two platforms, released in the third quarter of 2016, include a total knee and hip replacement exercise program. These hip and knee programs have been designed to be integrated into any hospital or medical group's Medicare CMS bundled payment model for post-acute care physical therapy. These two programs are anticipated to be followed by woman's health and geriatric programs by the end of the third quarter of 2017.

Our PHZIO platform enables employees or patients to engage with live or on-demand video based physical therapy telemedicine treatments from their home or office. Following a physician's exam and prescription for physical therapy to treat back, knee or hip pain, a patient can be examined by a physical therapist and, if found appropriate, inducted into the Company's PHZIO program that includes a progressive 6-month telemedicine exercise program (including monthly in-clinic check-ups). All PHZIO treatments are monitored by a licensed therapist that sees everything the patient is doing while providing professional guidance and feedback in real-time. This ensures treatment compliance by the patient, maintains the safety and integrity of the prescribed exercises, tracks patient metrics and captures pre-and post treatment evaluation data. PHZIO unlocks a host of potential for revolutionizing patient treatment models and directly links back to the established brick and mortar physical therapy clinic. This unique model enables any physical therapy practice to be able to execute more patient care while utilizing their same resources, and creates more value than was ever before possible.

During 2015 and 2016, our PHZIO platform achieved the following metrics:

●	The total (insurance reimbursed) monitored PHZIO visits in 2015 and 2016 was 1928 total patient visits that include: 2015: 699 patient visits (239 insurance reimbursed patient visits generating approximately $13,500.00 in gross revenue) and in 2016: 1,229 patient visits generating $1,496 (approximately 26 insurance reimbursed visits). These gross revenue figures were not sufficient to generate any gross sales for the Company.
●	The average insurance reimbursement per PHZIO session in 2015 and 2016 was $56 (excluding co-payments).
●	The top line wellness goals of our PHZIO program are to graduate at least 80% of inducted patients through our initial 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a 4-inch reduction in waist size, weight loss of at least 20 pounds, significant overall improvement in balance, coordination, flexibility, strength, and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS), which indicates improved functional activity levels due to reduced low back, knee and hip pain.

Our PHZIO platform, including design, testing, exercise intervention, follow-up, and exercise demonstration, has been developed by accomplished Los Angeles based physical therapist Darwin Fogt, who currently serves as the Company's CEO. Mr. Fogt has extensive experience and education working with diverse populations from professional athletes to morbidly obese. He understands the most beneficial exercise prescription to achieve optimal results and has had enormous success in motivating all patient types to stay consistent in working toward their goals. Additionally, his methods have proven effective and safe as he demonstrates exercises with attention to proper form to avoid injury. Mr. Fogt has established himself as a national leader in his field and has successfully implemented progressive solutions to delivering physical therapy. He has consulted with and been published by numerous national publications including Runner's World, Men's Health, Men's Journal, and various physical therapy specific magazines. His has 13 plus years of experience rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. He has bridged the gap between physical therapy and fitness by opening Evolution Fitness, which uses licensed physical therapists to teach high intensity circuit training fitness classes. He also founded one of the first exclusive prenatal and postnatal physical therapy clinic in the country. Mr. Fogt is a leader in advancing the profession to incorporate research-based methods and focus on not only rehabilitation but also wellness, functional fitness, performance, and prevention. He can recognize that the national healthcare structure (federal and private insurance) is moving toward a model of prevention and that the physical therapy profession will take a larger role in providing wellness services to patients.

Innovators in other industries have solved access, cost and quality inefficiencies through the implementation of technology platforms and business models that deliver products and services on-demand and create new economies by connecting and empowering both consumers and businesses. We have taken the same approach to solving the pervasive access, cost and quality challenges facing the current access to physical therapy clinics.

Our underlying technology platform is complex, deeply integrated and purpose-built over the past four years for the evolving physical therapy marketplace. Our PHZIO platform is highly scalable and can support substantial growth of third party licensees. Our PHZIO platform provides for broad interconnectivity between PT practitioners and their patients and, we believe, uniquely positions us as a focal point in the rapidly evolving PT industry to introduce innovative, technology-based solutions, such as remote patient monitoring, post-discharge treatment plan adherence and in-home care.

We plan to generate revenue from third-party PT and corporate wellness licensees on a contractually recurring per PHZIO session fee basis. Our PHZIO platform is anticipated to transform the access, cost and quality dynamics of physical therapy delivery for all of the market participants. We further believe any patient, employer, health plan or healthcare professional interested in a better approach to physical therapy is a potential PHZIO platform user.

Background on our PHZIO Technology

The Company's Chief Technology Officer ("CTO"), Curtis Hollister, one program developer, and one content manager support our PHZIO system and are in Ottawa Canada. The below noted chart contains information on our PHZIO System.

IP and Licensing

We have licensed our telemedicine platform from Bistromatics Inc., a company owned by our CTO, for perpetuity for any telemedicine application in any market worldwide. The below noted chart highlights what we have built to date.

Our History

We entered into a share exchange agreement (the "Initial Exchange Agreement") pursuant to which we agreed to issue, 9,200,000 shares of our unregistered common stock, $.001 par value (the "common stock") to the shareholders of eWellness Corporation, a Nevada corporation ("eWellness" or "Private Co."). In addition, our former chief executive officer agreed to tender 5,000,000 shares of common stock back to the Company for cancellation and to assign from his holdings an additional 2,500,000 shares to the shareholders of eWellness Corporation resulting in a total of 11,700,000 shares owned by those shareholders, as well as a further assignment of an additional 2,100,000 shares to other parties as stated therein. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

The closing of the Initial Exchange Agreement was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 ("Rule 419") of Regulation C under the Securities Act of 1933, as amended and the consent of our shareholders as required under Rule 419. However, Rule 419 required that the share exchange transaction (the "Share Exchange") contemplated by the Initial Exchange Agreement occur on or before March 18, 2014. Accordingly, after numerous discussions with management and eWellness, the parties entered into an Amended and Restated Share Exchange Agreement (the "Share Exchange Agreement") to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A ("Form 8A") to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the 419 transaction into participants of a similarly termed private offering (the "Converted Offering"). We also agreed to change our name to eWellness Healthcare Corporation to more accurately reflect our new business and operations after the Share Exchange, which occurred and was effective as of April 25, 2014.

As the parties satisfied all of the closing conditions, on April 30, 2014, pursuant to the terms of the Share Exchange Agreement, we purchased 100% of eWellness' common stock in exchange for 9,200,000 shares of our then outstanding shares of common stock and the share exchange closed. As a result, eWellness became our wholly owned subsidiary and its shareholders owned approximately 76.97% of our then issued and outstanding common stock, after giving effect to the cancellation of 5,000,000 shares of our common stock held by Andreas A. McRobbie-Johnson, our former chief executive officer and the further assignment of his shares of common stock as described therein.

On July 22, 2015, our wholly owned subsidiary, eWellness Corporation, was merged into the Company and, therefore, no longer exists as a separate entity.

The Physical Therapy Telemedicine Space

One of the most promising and rapidly developing areas of healthcare and rehabilitation is telemedicine – the use of telecommunication technologies to provide health information, assessment, monitoring, and treatment to individuals with chronic conditions from a distance. Increasingly, insurers, healthcare providers, and technology vendors are using telemedicine solutions and services to make medical intervention both more convenient and accessible to patients to raise the quality of care while reducing costs. (Herrick 2007).

Low back pain is second only to upper respiratory problems as a symptom-related reason for visits to a physician. (Andersson 1999 Hart 1995). By 2023, the estimated cost of chronic conditions including low back pain and diabetes including treatment and lost productivity will swell to $4.2 trillion annually. (Deyo 2001). Home-based telemedicine holds promise as an effective method for providing physical therapy exercise programs to these segments of our populations including people with back, hip and knee pain and for those individuals who may be pre-diabetic and/or are obese.

Physical therapy intervention including core muscle strengthening exercise along with lumbar flexibility and gluteus maximus strengthening is an effective rehabilitation technique for all chronic low back pain patients irrespective of different duration (less than one year and more than one year) of their pain. (Kumar 2014). It has also been widely proven that strengthening and aerobic exercises are effective at reducing symptoms and preventing knee pain among patients with osteoarthritis and other painful knee conditions. (Senanik 2012).

Physical therapy intervention is becoming an increasingly accepted mode of intervention delivery and policy recommendations have been made to State Boards of Physical Therapy. (Julian 2014). The PHZIO platform complies and exceeds the recommendations for physical therapy intervention delivered via telemedicine.

The PHZIO platform eliminates the barrier of transportation, offers participants the flexibility of exercising at their preferred time of day, and does not involve as much energy or time necessary to get to an exercise or fitness facility.

Traditionally, physical therapy exercise programs are based upon exercise and education provisioned by physical therapist to patients at a brick and mortar facility using a face-to-face model of care. Over the past three years, we have conceptualized, designed, engineered, tested and deployed our PHZIO platform.

Our PHZIO Platform

Our current PHZIO platform includes a fully customizable treatment program for multiple physical therapy treatment plans including patient rehabilitations for total knee, hip and shoulder surgeries, lower and upper back ailments and other physical therapy treatments. We currently have a growing library of over 250 individual 2-4 minute exercise videos within our PHZIO platform, with additional exercise content generated as needed. Our initial PHZIO program included a 6-month 78 session 40-minute on-line distance monitored telemedicine exercise program that is a physician prescribed (insurance reimbursable) physical therapy exercise program designed around an exercise kit that includes: an inflatable exercise ball, latex resistance bands, a yoga mat and stretch strap that provides a comprehensive exercise regimen that minimizes stress on the joints while allowing for hundreds of progressive exercises that focus on strength, balance, cardiovascular conditioning, coordination and flexibility.

●	Our initial PHZIO platform is an on-line distance monitored telemedicine exercise program with a 6-month duration, wherein seventy-eight (78) individual 40-minute progressive exercise sessions are watched & interacted with by a patient on their laptop computer.
●	The patients are inducted into the PHZIO program through a physician prescription and physical therapist evaluation. The PHZIO program is designed around an exercise kit that includes: an inflatable exercise ball, latex resistance bands, a yoga mat and stretch strap.
●	The patient follows the PHZIO instructions and performs the specific exercises while being remotely monitored by a physical therapist through the camera located on the laptop computer. The PHZIO program provides a comprehensive exercise regimen that minimizes stress on the joints while allowing for hundreds of progressive exercises that focuses on strength, balance, coordination, and flexibility.
●	The PHZIO program is designed to be operated in a patient's home or office in order to increase compliance and eliminate transportation to a fitness center or gym.
●	Our PHZIO system allows licensed physical therapists to monitor multiple patients (system designed for up to 30 patients at a time) while these patients are on-line and following along with our PHZIO exercise program. Each patient and physical therapist has real-time, voice, text and video conferencing capability when interaction is needed between the patient and our physical therapist.

When patients are referred to an eWellness PT licensee, a physical therapist will perform an in-clinic evaluation to determine if the patient is appropriate to be treated using the PHZIO program. The goal is to ensure compliance with the therapeutic exercise regimen, that may lead to reduce BMI to a healthy number, help patients lose weight and boost their activity level for during a multi-month program.

Patients can access a series of progressively difficult workouts in 40 to 45-minute videos from home. They use a unique log-in from an application, which will securely store all their data over a multi-month period. When patients log on, it triggers a camera in the physical therapists' remote office.

Physical therapists will monitor patients to ensure compliance. A remote physical therapist watches in real time while the patient is performing the exercises and guides him through his exercise sessions. The therapist provides constant feedback, instruction and motivation and ensures patients are doing the exercises properly and safely. The supervising therapist can speak to the user or communicate through text message.

Competition

We have identified multiple privately-held telemedicine and exercise platform companies that utilize Avatar/Kinect-based telerehb platforms including: Reflexion Health, RespondWell, Physmodo, Jintronx, MotionCare 360 and Five Plus. Additionally, we have identified other video-based physical therapy solutions such as: Bluejay, PT Pal, VitalRock, Physiotech, SimplyTherapy and YouTube. Yet, none of these companies have real-time PT monitoring, one-to-many platform, reimbursable treatments and strong program compliance and adherence by patients.

The PZHIO.COM Exercise Program

A Monitored In-office & Telemedicine Exercise Program: Our initial 6-month PHZIO exercise program has been designed to provide patients, who are accepted into the program, with traditional one-on-one PT evaluations, re-evaluations (every one to four weeks throughout the PHZIO program depending on type of insurance), and after the conclusion of the program a Physical Performance Test. These PTs are known as Induction & Evaluation Physical Therapists ("IEPTs"). All patient medical data, information and records are retained in the files of the IEPT. The IEPT will also evaluate the progress of the patient's participation in our PHZIO program.

●	Physician Diagnosis: Following a physician's diagnosis of a patient with non-acute back pain, who is also likely overweight and pre-diabetic, a physician may prescribe the patient to participate in the eWellness PHZIO exercise program.
●	Enrollment Process: The accepted patients are assessed by a PT, located at a PT Licensee clinic and then enrolled in our PHZIO program by going online to our PHZIO program virtual private network ("VPN") and creating a login name and password. The patient will then populate their calendar with planned times when they anticipate exercising. They will also be provided with a free exercise ball, resistance stretch bands, stretch strap and yoga mat at induction.
●	Exercising Begins: The day after the patient receives the equipment, the patient will log on to our VPN at least 3 times per week, to watch and follow the prescribed 40-minute on-line exercise program. The PHZIO platform also allows two-way communication (videoconferencing) with one of our licensee's On-line Physical Therapists ("OLPT's"), who is responsible for monitoring on-line patients. The OLPT's are also available to answer patient's questions. When availa.ble the patients exercise sessions are recorded and stored in our system as proof that they completed the prescribed exercises. There are 78 various 40-minute exercise videos that are viewed by our patients in successive order.
●	Driving Patients to work out between 6:00am-9:30am 5 days per week: Our PHZIO system has a calendar function so that patients can schedule when they will login to our PHZIO system. This calendar enables a PT Licensee to better spread the load of patients participating in any forty-minute on-line exercise program during our 15 hours of weekly operations, 6am through 9:30am Monday through Friday are to most optimal hours for patient engagement. Also, if the patient is not on-line at the planned exercise time, our system can send them an automated reminder, via text, voicemail and or e-mail messaging.

Trackable Physical Therapy. The exercise PHZIO prescription and instruction will be delivered with a series of on-line videos easily accessed by each patient on the internet. Each video will be approximately 40 minutes in length with exercises, which will specifically address the common impairments associated with diabetes and/or obesity. Exercise programs will be able to be performed within each patient's own home or work location without requiring standard gym equipment. Each patient will be required to log in to the system which will monitor performance automatically in order to ensure their compliance. Each patient will be required to follow up with their referring physician and PT at designated intervals and metrics such as blood pressure, blood sugars, BMI, etc. will be recorded to ensure success of the program.

Patient Program Goals. Our initial PHZIO program was designed so that the average patient is targeted to lose 2 pounds per week, totaling up to 48 pounds over the duration of the program to progress toward healthier defined BMI, reduction body fat percentage by at least 8%, reduced reliance on medication for blood glucose regulation and dosage or frequency and a goal of at least a 50% adherence to continuing the PHZIO program independently at conclusion of program.

Trackable Video Exercise Program. The On-Line PHZIO video content includes all aspects of wellness preventative care to ensure the best results: cardiovascular training, resistance training, flexibility, and balance and stabilization; research studies on all such distinct impairments have shown to provide effective treatment results. Each video integrates each of the four components to guarantee a comprehensive approach to the wellness program, but each video will specifically highlight one of the four components. All of our PHZIO video content can be viewed on all desktops, tablets, PC's and MAC computers.

Specific Video Programs. Each patient will receive a prescription for six months (26 week) of physical therapy and exercise that is provided by viewing on-line programs produced by eWellness where the patient can do these exercises and stretching on their own at least 3 days per week for at least 40 minutes. The PHZIO videos can be watched on a laptop or desktop computer (and on IOS and Android smart phones by the second quarter of 2017). In order to view the videos the patient would log onto the PHZIO web-site and would be directed to watch the appropriate video in sequence. As the patient is logged-in, the monitoring PT will be able to monitor how often and if the entire video session was viewed. This data would be captured and sent weekly to the prescribing physician and the monitoring PT for review. At all times, a licensed OLPT/PTA will have access to each patient utilizing the videos and will be able to communicate with a patient via video-conferencing and/or instant messaging. This will help improve adherence to the program as well as the success and safety of the patients' treatments. A patient will also be instructed to walk or ride a bike at least 30 minutes three days per week in addition to participating in our program.

If the patient is not viewing the videos, then the prescribing physician and/or the monitoring PT would reach out to the patient by telephone and/or e-mail to encourage the patient to keep up their physical fitness regime. After each series, the patient returns for an office visit to the prescribing physician for blood tests, blood pressure and a weight management check- up as well as a follow-up visit with the PT for assessment of the patient's progress toward established goals.

Exercise Patient Kits. Most patients will receive a home exercise tool kit, which will include: an inflatable exercise ball, a hand pump, a yoga mat, a yoga strap, and varying levels of resistance bands. Each of the PHZIO exercise videos will include exercises that incorporate the items in the tool kit. By using a bare minimum of equipment, patients should be able to participate more easily at home or at their workplace. Our estimated cost of the kit is $49, which we pay and factored in to aPT licensees revenue stream and internal projections. The cost of the exercise kits may also be billed to the patients account.

Our Cloud-based PHZIO System Design. Our CTO is currently a principal shareholder and operator of two video content platform based businesses in Ottawa Canada that have built and own the intellectual property for various global corporate and governmental projects having similar requirements as ours. Not only will his experience stand to significantly shorten our path to service activation of our own program, but his industry contacts will provide immediate access to valuable resources. Because of this access, initially all system maintenance, updates and upgrades of our PHZIO platform will be made by him and a readily available team of independent freelance consultants in Ottawa. Additionally, through his ownership in these video content platform businesses, the Company did enter into an agreement with one of them to secure the rights to intellectual property completing approximately 100% of the Company's systems requirements at a total cost of $20,000. Our platform was built based on the Zendesk® highly-scalable customer service application platform. Currently, all system maintenance, updates and upgrades will be made by our CTO's team in Ottawa.

Insurance/Reimbursement

Thus far in the state of California our initial licensee has successfully gained reimbursement from Blue Cross, Blue Shield and CIGNA insurance companies. The licensee receiver reimbursements that are equivalent to in-clinic patient reimbursements. For PT licensee patients, whose insurance companies provide little or no reimbursement for Physical Therapy Telemedicine Reimbursement, they may have higher co-payments for participating in the PHZIO program or be responsible to pay the full cost of such services.

Expansion into other markets where telemedicine has high support. On December 20, 2013, we executed a 25-year licensing agreement with a London, Ontario based telemedicine company Physical Relief Telemedicine Health Care Services ("PRTHCS"), pursuant to which we granted PRTHCS a limited, transferable right to use and promote our PHZIO Program within the province of Ontario; additional Canadian territories may be added at the parties' mutual discretion. PRTHCS has a known track-record in the telemedicine industry in Canada. To date PRTHCS has been unsuccessful in licensing our PHZIO platform to any Canadian based PT clinics.

Our Planned Expansion into other States where Telemedicine has high support. The most common path being taken by states is to cover telemedicine services in their Medicaid program. 42 states now provide some form of Medicaid reimbursement for telemedicine services (mostly physician to physician consultations). More importantly 16 states have now expanded their definition of telemedicine to include physical therapy and have also required that state and private insurance plans cover telemedicine services. Those 16 states with the broadest telemedicine policies include: Alaska, Georgia, Hawaii, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, New Mexico, Oklahoma, Oregon, Texas, Virginia and Vermont.

Company Development Costs As of the date of this Report, we have spent approximately 28 months developing our unique business model and our design for the Company's automated website and systems for our PHZIO program. Over the course of the 28-month development phase we expended approximately $2,057,611 in travel expenses, legal, consulting services and miscellaneous expenses.

Intellectual Property

With adequate funding, we anticipate the development of various Application and Pioneering Methods patent protect and Trademark protection associated with our technology platform and unique physical therapy treatments.

REGULATIONS AND HEALTHCARE REFORM

Numerous federal, state and local regulations regulate healthcare services and those who provide them. Some states into which we may expand have laws requiring facilities employing health professionals and providing health-related services to be licensed and, in some cases, to obtain a certificate of need (that is, demonstrating to a state regulatory authority the need for, and financial feasibility of, new facilities or the commencement of new healthcare services). Only one of the states in which we intend to roll out our services requires a certificate of need for the operation of our physical therapy business functions. Our therapists however, are required to be licensed, as determined by the state in which they provide services. Failure to obtain or maintain any required certificates, approvals or licenses could have a material adverse effect on our business, financial condition and results of operations.

State Legislation

Insurance reimbursement for our PHZIO services is likely to improve in 2017 and beyond based upon current draft legislation in Congress that seeks to significantly expand Medicare's reimbursement for telemedicine services including for physical therapy. If passed, this legislation would drive private healthcare insurers to also reimburse for physical therapy associated with telemedicine. Also, in early November 2014, we were advised by the California State Board of Physical Therapy ("CSBPT") that we could operate our PHZIO platform and bill patients' insurance within the Association's rules in the state of California.

Stark Law

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. Section 1395nn) (the "Stark Law") prohibit referrals by a physician of "designated health services" which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician's immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the "designated health services". Further, the Stark Law has application to the Company's management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients.

Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

HIPAA

In an effort to further combat healthcare fraud and protect patient confidentially, Congress included several anti-fraud measures in the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). HIPAA created a source of funding for fraud control to coordinate federal, state and local healthcare law enforcement programs, conduct investigations, provide guidance to the healthcare industry concerning fraudulent healthcare practices, and establish a national data bank to receive and report final adverse actions. HIPAA also criminalized certain forms of health fraud against all public and private insurers. Additionally, HIPAA mandates the adoption of standards regarding the exchange of healthcare information in an effort to ensure the privacy and electronic security of patient information and standards relating to the privacy of health information. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions. In February of 2009, the American Recovery and Reinvestment Act of 2009 ("ARRA") was signed into law. Title XIII of ARRA, the Health Information Technology for Economic and Clinical Health Act ("HITECH"), provided for substantial Medicare and Medicaid incentives for providers to adopt electronic health records ("EHRs") and grants for the development of health information exchange ("HIE"). Recognizing that HIE and EHR systems will not be implemented unless the public can be assured that the privacy and security of patient information in such systems is protected, HITECH also significantly expanded the scope of the privacy and security requirements under HIPAA. Most notable are the new mandatory breach notification requirements and a heightened enforcement scheme that includes increased penalties, and which now apply to business associates as well as to covered entities. In addition to HIPAA, a number of states have adopted laws and/or regulations applicable in the use and disclosure of individually identifiable health information that can be more stringent than comparable provisions under HIPAA.

We believe that our current business operations are fully compliant with applicable standards for privacy and security of protected healthcare information. We cannot predict what negative effect, if any, HIPAA/HITECH or any applicable state law or regulation will have on our business.

Other Regulatory Factors

Political, economic and regulatory influences are fundamentally changing the healthcare industry in the United States. Congress, state legislatures and the private sector continue to review and assess alternative healthcare delivery and payment systems. Based upon newly finalized FDA rules, we believe that our PHZIO platform is exempt from Federal Drug Administration ("FDA") regulation. Yet, in the unlikely event that these rules change in the future, the FDA could then require us to seek 510K approvals for our on-line services that could create delays in provisioning our PHZIO services. (See FDA ruling noted below) Also, potential alternative approaches could include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums, the creation of large insurance purchasing groups, and price controls. Legislative debate is expected to continue in the future and market forces are expected to demand only modest increases or reduced costs. For instance, managed care entities are demanding lower reimbursement rates from healthcare providers and, in some cases, are requiring or encouraging providers to accept capitated payments that may not allow providers to cover their full costs or realize traditional levels of profitability. We cannot reasonably predict what impact the adoption of any federal or state healthcare reform measures or future private sector reform may have on our business.

FDA Ruling: Examples of Mobile App's which it Intends to Exclude from Regulation

On September 25, 2013, the FDA issued Finalized Guidance of medical mobile applications ("Apps"). The FDA has issued a ruling on Apps that may meet the definition of a medical device, but they have determined that they will not exercise enforcement on these Apps. The Guidance contains an appendix that provides examples of mobile apps that MAY meet the definition of medical device but for which FDA intends to exercise enforcement discretion. These mobile apps may be intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease. Even though these mobile apps may meet the definition of medical device, the FDA intends to exercise enforcement discretion for these mobile apps because they pose lower risk to the public. The FDA understands that there may be other unique and innovative mobile apps that may not be covered in this list that may also constitute healthcare related mobile apps. This list is not exhaustive; it is only intended to provide clarity and assistance in identifying the mobile apps that will not be subject to regulatory requirements at this time. Based on our understanding of the Guidance, although there can be no guarantee, we believe our PHZIO platform will not be subject to regulatory requirements because such services seem to fall within the statutory examples.

Employees

As of March 31, 2017, we had four employees and various consultants. We utilize the services of consultants for safety testing, regulatory and legal compliance, and other services.

Transfer Agent

The transfer agent of the Company's stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

DESCRIPTION OF PROPERTY

Our corporate office is located in Culver City, California. We lease 150 square feet for $500 per month from Evolution Physical Therapy, a company owned by our CEO and we believe that these facilities will be sufficient for the next twelve months. (See "Related Party Transactions" below).

LEGAL PROCEEDINGS

On February 14, 2017, the Registrant was served by a complaint filed by Rodney Schoemann ("Schoemann") in the State of Louisiana. The lawsuit alleges that the Registrant is indebted to Schoemann under a promissory note (the "Schoemann Note") stemming from four loans to the Registrant in the last 20 months amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Nevertheless, Schoemann claims in his lawsuit that, as a result of alleged defaults and extensions of the Schoemann Note, the Registrant is now indebted in the amount of $253,677 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far in excess of the maximum rate allowable in California or Louisiana. The Registrant and its counsel have determined that: (i) Schoemann is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; (ii) the interest rate Schoemann is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. The Registrant and counsel are of the opinion that the Schoemann suit is wholly without merit and the rules of diversity of jurisdiction apply. Furthermore, we believe that the action should be removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA, where California law should be applied.

Additionally, from time to time, we may become a party to litigation matters involving claims against us. Although we have not received any other notice that any proceeding or enforcement action has been instituted as of the date of this filing, as further explained elsewhere in this filing, the final comment received from the SEC regarding the Form 8-K that we initially filed on May 6, 2014, was that they were terminating their review of that filing because they continued to have concerns about certain of the issues raised, specifically a Rule 419 violation, that they could not resolve and were going to take further steps they deem appropriate. Please refer to the related discussion in Risk Factors "We may be subject to liability for failure to comply with Rule 419 under the Securities Act" and Management's Discussion and Analysis of Financial Condition and Results of Operations, "Contingencies."

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock became subject to quotation on the OTCQB Market under the symbol EWLL in 2016, an inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of the Company's securities on the OTCQB Market limits the liquidity and price of the Company's Common Stock more than if the Company's shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange. For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range
Period	High	Low
Year Ended December 31, 2016:
First Quarter	$3.00	$2.75
Second Quarter	$4.00	$1.75
Third Quarter	$1.75	$0.03
Fourth Quarter	$0.44	$0.01
Year Ending December 31, 2017:
First Quarter	$0.16	$0.09
Second Quarter (through May 24, 2017)	$0.10	$0.07

The transfer agent of our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

Record Holders. As of May 24, 2017, there were approximately 105 record holders of our Common Stock.

As of March 31, 2017, there are 29,800,645 outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company.

Dividend Policy. We have neither declared nor paid any cash dividends on either preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Securities Authorized for Issuance under Equity Compensation Plans. On July 31, 2015, the Board of Directors approved the 2015 Stock Option Plan, pursuant to which certain directors, officers, employees and consultants will be eligible for certain stock options and grants. The Plan is effective as of August 1, 2015 and the maximum number of shares reserved and available for granting awards under the Plan shall be an aggregate of 3,000,000 shares of common stock, provided however that on each January 1, starting with January 1, 2016, an additional number of shares equal to the lesser of (A) 2% of the outstanding number of shares (on a fully-diluted basis) on the immediately preceding December 31 and (B) such lower number of shares as may be determined by the Board or committee charged with administering the plan. This plan may be amended at any time by the Board or appointed plan Committee.

As of March 31, 2017, the Company granted a total of 20,250,000 stock options at an average exercise price of $0.27.

Issuance of Unregistered Securities During the Last Three Years

Sales of Unregistered Securities in 2014:

On April 30, 2014, we issued 9,200,000 shares pursuant to the Share Exchange Agreement.

On May 9, 2014, we issued 400,000 shares pursuant to a consulting agreement valued at $40,000 and 3,000 pursuant to a verbal agreement related to compensation for website services provided to the Company valued at $1,500.

On October 16, 2014, we issued 618,000 shares to two consultants pursuant to consulting agreements valued at $61,800.

On October 16, 2014, we issued 200,000 shares to one of our directors for services valued at $2,000.

On December 23, 2014, we issued $213,337 Series A Senior Convertible Redeemable Notes that are convertible into 609,532 shares of Common Stock and warrants to purchase up to an aggregate of 609,532 shares of our Common Stock.

Sales of Unregistered Securities in 2015:

On January 24, 2015, we extended the term of an outstanding consulting and service agreement, pursuant to which we issued 400,000 shares valued at $40,000 and 400,000 callable Common Stock purchase warrants at a strike price of $0.35 per share.

On February 23, 2015, we entered into a one-year agreement with a consultant in connection with certain corporate finance, investor relations and related business matters and issued 60,000 shares valued at $6,000.

On April 9, 2015, we issued $270,080 Notes (including an aggregate of $123,980 that was converted from certain other outstanding notes, including accrued interest, and future contractual cash consulting fees) that are initially convertible into 771,657 shares of our Common Stock, pursuant to a private financing; we sold that same amount of Series A Senior Convertible Redeemable Notes convertible into shares of the Company's Common Stock, at $0.35 per share and Series A Warrants, all pursuant to separate Securities Purchase Agreements entered into with each investor. The Warrants are exercisable to purchase up to 771,657 shares of Common Stock.

On May 30, 2015, the Company received $25,000 in exchange for a 90-day promissory note at an interest rate of 5% per annum. As an inducement for this promissory note, the Company issued 150,000 warrants to purchase Company Common Stock at $.35 per share.

On May 20, 2015, the Company issued 250,000 warrants to purchase Common Stock at $.35 per share in connection with a financial advisory services agreement.

On May 20, 2015, the Company signed an strategic advisory services agreement pursuant to which the Company issued 250,000 warrants to purchase Common Stock at $.35 per share.

On July 14, 2015, the Company issued 250,000 shares of Common Stock valued at $.35 per share for conversion of $87,500 of convertible debt.

On July 15, 2015, the Company received $18,000 in exchange for a 90-day promissory note at an interest rate of 5% per annum. As an inducement for this promissory note, the Company issued 150,000 warrants to purchase Company Common Stock at $.80 per share.

On August 19, 2015, the Company issuance 96,000 shares valued at $.35 per share for the conversion of $33,600 of convertible debt.

On August 26, 2015, the Company extended the term of the $25,000 promissory note issued on May 30, 2015 that was originally due on August 28 2015 to October 23, 2015. As consideration for the extension the Company agreed to an annual interest rate of 12% retroactive to the original date of the note and issued 150,000 warrants to purchase Company Common Stock at $.80 per share.

On September 10, 2015, the Company authorized the issuance of 663,277 shares valued at $.35 per share for the conversion of $232,147 of convertible debt.

On September 16, 2015, the Company received $2,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $625. As an inducement for this promissory note, the Company issued 50,000 warrants to purchase Company Common Stock at $.80 per share.

On September 16, 2015, the Company received $12,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $3,125. As an inducement for this promissory note, the Company issued 250,000 warrants to purchase Company Common Stock at $.80 per share.

On September 16, 2015, the Company received $22,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $5,625. As an inducement for this promissory note, the Company issued 450,000 warrants to purchase Company Common Stock at $.80 per share.

On October 1, 2015, the Company authorized the issuance of 50,273 shares of Common Stock for the accrued interest on the debt conversions on July 14, 2015, August 19, 2015, and September 10, 2015. The shares were issued at $.35 per share.

On October 5, 2015, the Company extended the term of an $18,000 promissory note originally issued on May 15, 2015 that was originally due on October 13, 2015 to December 14, 2015; however, as consideration for the extension, the Company agreed to repay the note, plus interest and the Loan Fee (as hereinafter defined), upon receipt of additional financing. Interest on the note accrues at the rate of 12% per annum. Unless paid sooner as previously explained, the Company shall pay $4,500 on the maturity date of the note. As additional inducement for the extension, the Company also agreed to issue the lender five-year warrants to purchase up to 150,000 shares of the Company's Common Stock at $0.80 per share.

On October 11, 2015, the Company extended the term of an $25,000 promissory note issued on July 15, 2015 that was due on October 23, 2015 to December 14, 2015; however, as a consideration for the extension, the Company agreed to repay the note, plus interest and a risk loan fee of $6,250. As additional inducement for the extension, the Company also agreed to issue the lender five-year warrants to purchase up to 150,000 shares of Common Stock at $0.80 per share.

On October 11, 2015, the Company received $10,000 in exchange for a 60-day promissory note at an interest rate of 12% per annum and a risky loan fee of $2,500. As an inducement for the promissory note, the Company issued 200,000 warrants to purchase Company Common Stock at $.80 per share. The note, accrued interest and risky loan fee is due on December 14, 2015.

On November 11, 2015, the Company authorized the issuance of 179,988 shares of Common Stock for the conversion of $57,670 of principal and $5,326 of accrued interest. These shares were issued at $.35 per share.

On December 6, 2015, the Company entered into a 90-day Promissory Note for $70,000 at an interest rate of 12% per annum plus a risky loan fee of $17,500 which is being amortized over the term of the loan. As an inducement the Company issued 1,400,000 warrants to purchase Company Common Stock at $.80 per share. The Company further agreed to repay the loan within three days of the Company receiving $500,000 or more in the current private placement of up to $2,500,000 convertible note with warrants. This Promissory Note resulted from the principal payment to the note holder of $28,222 and the holder cancelling the notes originally signed on May 27, 2015 plus extensions, July 15, 2015 plus extensions, September 16, 2015 and October 11, 2015.

On December 11, 2015, the Company entered into a securities purchase agreement with an accredited investor for (i) a note in the principal amount of $275,000 at a 10% original issue discount , (ii) a warrant to purchase 250,000 shares of the Company's Common Stock with an exercise price of $0.80 per share and (iii) 50,000 shares as an additional fee for a value of $5,000.

Sales of Unregistered Securities in 2016:

On January 20, 2016, the Company authorized the issuance of 50,000 shares for consulting services for a value of $5,000 that is being amortized over twelve months.

On February 29, 2016, the Company authorized the issuance of 227,232 shares for conversion of convertible debt of $69,500 and accrued interest of $10,031.

On March 3, 2016, the Company authorized the issuance of 100,000 shares for consulting services for a value of $10,100 that is being amortized over six months.

On March 11, 2016, the Company authorized the issuance of 150,000 shares for consulting services for a value of $15,000 that is being amortized over twelve months.

On June 2, 2016, the Company sold 120,000 shares of common stock upon receipt of $120,000 cash.

On July 13, 2016, the Company issued 172,958 shares of common stock because of warrants being exercised through a cashless exercise.

On December 14, 2016, the Company issued 90,364 shares of common stock because of warrants being exercised through a cashless exercise.

During the year ended December 31, 2016, the Company issued a total of 31,419,215 shares of common stock because of debt conversion. The total debt conversion was $191,731.

During the year ended December 31, 2016, the Company issued 935,000 shares of common stock for consulting services. The weighted average price of these shares was $1.44. The value of the shares is being amortized over the life of the contracts ranging from six to twelve months.

The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Sales of Unregistered Securities During the Three Months Ended March 31, 2017:

During the first quarter of 2017, the Company issued a total of 13,810,000 shares of common stock per debt conversion of the convertible note dated November 14, 2016. The total of the debt conversion was $47,000.

In January 2017, 1,363,277 warrants were exercised as a cashless exercise for the issuance of 1,336,075 shares of common stock.

On January 19, 2017, the Company issued 700,000 shares of common stock per two separate agreements with consultants signed in December 2016. The value of these shares was $18,500.

On January 19, 2017 and March 28, 2017, the Company issued 1,400,000 and 1,000,000 shares of common stock per one of the extinguishment of debt agreements dated December 1, 2016.

On January 17, 2017, the Company entered into an agreement with a consultant for a six-month period to provide services which will include: (i) introductions to brokers; (ii) assist with research coverage; (iii) introductions to over 100 funds, investment banking firms and market makers; and (iv) a presentation speaking slot with a Gold sponsorship at the 2017 Wall Street Conference. In consideration for the services, the Company issued 75,000 shares of common stock on January 20, 2017 for a value of $6,000.

On February 14, 2017, the Company issued 31,250 shares of common stock for consulting services at a value of $6,250.

On March 1, 2017, the Company issued 150,000 shares of common stock for marketing services at a value of $19,500.

The Registrant's issuance of the above restricted securities was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

Penny Stock Considerations

Our Common Stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

• Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
• Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
• Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
• Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

eWELLNESS HEALTHCARE CORPORATION
CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$22,085	$13,995
Prepaid Expenses	326,669	723,046

Total current assets	348,754	737,041

Property & equipment, net	6,720	4,279
Intangible assets, net	16.170	16,908

TOTAL ASSETS	$371,644	$758,228

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$396,784	$340,793
Accounts payable - related party	288,720	379,481
Accrued expenses - related party	178,142	104,429
Accrued compensation	964,000	940,000
Contingent liability	90,000	90,000
Convertible debt, net of discount	626,112	247,710
Derivative liability	1,806,428	8,473,265
Short term note and liabilities	180,051	180,051

Total current liabilities	4,530,237	10,755,729

Total Liabilities	4,530,237	10,755,729

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, authorized, 20,000,000 shares, $.001 par value, 0 shares issued and outstanding	-	-
Common stock, authorized 400,000,000 shares, $.001 par value, 70,187,632 and 51,435,307 issued and outstanding, respectively	70,187	51,435
Shares to be issued	-	110,740
Additional paid in capital	7,526,256	5,757,205
Accumulated deficit	(11,755,036)	(15,916,881)

Total Stockholders’ Deficit	(4,158,593)	(9,997,501)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$371,644	$758,228

The accompanying notes are an integral part of these condensed financial statements

F-47

e WELLNESS HEALTHCARE CORPORATION
CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
OPERATING EXPENSES
Executive compensation	$102,000	$190,633
General and administrative	183,337	51,526
Professional fees	704,011	111,288

Total Operating Expenses	989,348	353,447

Loss from Operations	(989,348)	(353,447)

OTHER INCOME (EXPENSE)
Gain on foreign exchange rate	12,712	-
Gain on derivative liability	5,242,634	-
Interest expense, related parties	-	(897)
Interest expense	(103,353)	(71,264)

Net Income (Loss) before Income Taxes	4,162,645	(425,608)

Income tax expense	(800)	-

Net Income (Loss)	$4,161,845	$(425,608)

Earnings (loss) per common share
Basic	$0.07	$(0.02)
Diluted	$0.05	$(0.02)

Weight average shares outstanding
Basic	60,043,059	18,352,696
Diluted	89,107,951	18,352,696

The accompanying notes are an integral part of these condensed financial statements

F-48

e WELLNESS HEALTHCARE CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	For Three Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities
Net income (loss)	$4,161,845	$(425,608)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,207	1,160
Contributed services	55,500	97,500
Shares issued for consulting services	25,750	-
Imputed interest - related party	-	897
Option expense	108,594	4,633
Interest on debt extension	-	22.494
Amortization of debt discount to interest expense	82,443	37,470
Amortization of prepaids	462,439	-
Gain on derivative liability	(5,242,634)	-
Changes in operating assets and liabilities
Prepaid expense	(27,562)	1,329
Accounts payable and accrued expenses	55,991	118,974
Accounts payable - related party	(90,761)	6,645
Accrued expenses - related party	73,713	16,137
Accrued compensation	24,000	90,000

Net cash used in operating activities	(309,475)	(28,369)

Cash flows from investing activities
Purchase of equipment	(2,910)	-
Net cash used in investing activities	(2,910)	-

Cash flows from financing activities
Proceeds from issuance of convertible debt	350,000	-
Debt issuance costs	(29,525)	-

Net cash provided by financing activities	320,475	-

Net increase (decrease) in cash	8,090	(28,369)

Cash, beginning of period	13,995	41,951

Cash, end of period	$22,085	$13,582

Supplemental Information:
Cash paid for:
Taxes	$800	-
Interest Expense	$-	$-

The accompanying notes are an integral part of these condensed financial statements

F-49

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Note 1. The Company

The Company and Nature of Business

eWellness Healthcare Corporation (f/k/a Dignyte, Inc.), (the “eWellness”, “Company”, “we”, “us”, “our”) was incorporated in the State of Nevada on April 7, 2011. The Company has generated no revenues to date.

eWellness is the first physical therapy telehealth company to offer insurance reimbursable real-time distance monitored treatments. Our business model is to license our PHZIO (“PHZIO”) platform to any physical therapy (“PT”) clinic in the U.S. and or have large-scale employers use our PHZIO platform as a fully PT monitored corporate wellness program. The Company’s PHZIO home physical therapy exercise platform has been designed to disrupt the $30 billion physical therapy and the $8 billion corporate wellness industries. PHZIO re-defines the way physical therapy can be delivered. PHZIO is the first real-time remote monitored 1-to-many physical therapy platform for home use. Due to the real-time patient monitoring feature, the PHZIO platform is insurance reimbursable by payers such as: Anthem Blue Cross and Blue Shield.

The PHZIO Solution: A New Physical Therapy Delivery System:

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs
●	First real-time remote monitored 1-to-many physical therapy treatment platform for home use
●	Ability for physical therapists to observe multiple patients simultaneously in real-time
●	Solves what has been a structural problem and limitation in post-acute care practice growth
●	Allows PT practices to generate increased revenues due to higher adherence and compliance rates

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense notes and certain other information normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The accounting policies followed for quarterly financial reporting conform with the accounting policies disclosed in Note 2 to the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. In the opinion of management, all adjustments necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results that can be expected for the fiscal year ending December 31, 2017. The unaudited condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Form 10K for the year ended December 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

F-50

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Going Concern

For the three months ended March 31, 2017, the Company had no revenues. The Company has an accumulated loss of $11,755,036. In view of these matters, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue operations is dependent upon the Company’s ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations, of which there can be no guarantee. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

As of March 31, 2017, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative liability	$1,806,428	$-	$-	$1,806,428
Total liabilities measure at fair value	$1,806,428	$-	$-	$1,806,428

As of December 31, 2016, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative liability	$8,473,265	$-	$-	$8,473,265
Total liabilities measure at fair value	$8,473,265	$-	$-	$8,473,265

F-51

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Earnings per Common Share

The Company follows ASC Topic 260 to account for the earnings per share (“EPS”). Basic EPS calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted EPS calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. As the Company has net income for the three months ended March 31, 2017, dilutive shares are added into the per share calculation as noted below.

	March 31, 2017	March 31, 2016
Earnings per common share
Basic	$0.07	$(0.02)
Diluted	$0.05	$(0.02)

Weighted average shares outstanding
Basic	60,043,059	18,352,696
Diluted	89,107,951	18,352,696

For the three months ended March 31, 2017, the diluted EPS calculation included common stock equivalents of 3,783,745 for warrants, 249 for convertible notes and 25,280,899 for stock owing to Bistromatics. For the three months ending March 31, 2016, common stock equivalents of 2,858,000 options, 4,733,618 warrants and 390,550 convertible notes were not included due to the anti-dilutive effect.

Note 3. Related Party Transactions

Through the three months ended March 31, 2017, a related party, a company for which the Company’s former Secretary-Treasurer and CFO is also serving as CFO, has paid $99,351 on the Company’s behalf for various operating expenses. The amount outstanding as of March 31, 2017 and December 31, 2016 was $0 and $10,481, respectively. The Company recorded $0 and $897 imputed interest on the amount owed to the related party based on an interest rate of 8% for the three months ended March 31, 2017 and March 31, 2016, respectively. Because the amount due to the related party is now being paid, the Company is no longer accruing imputed interest.

On April 1, 2015, the Company entered into an operating agreement with a physical therapy company (“EPT”) which is owned by the Company’s President and Chief Executive Officer. Through the agreement, the Company agrees to provide operating capital advances for EPT to offer the Company’s PHIZIO platform to physical therapy patients. For accounting and tax purposes, the net profits or losses generated by EPT shall be allocated on a monthly basis. The Company will receive 75% of the net patient insurance reimbursements associated with the operation of the PHIZIO platform.

On November 11, 2016, the Company signed an agreement with a programming company (“PC”) within which one of the Company’s directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company’s CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company’s CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. For this amount, the PC was issued 25,280,899 common shares at a cost value of $0.0089. These shares were issued in April 2017. The PC will also have the right to appoint 40% of the directors. At the end of March 31, 2017, the Company had a payable of $285,000 due to this company.

The Company rents its Culver City, CA office space from a company owned by our CEO. The imputed rent expense of $500 per month is recorded in the Statement of Operations and Additional Paid in Capital in the Balance Sheet.

F-52

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Throughout the period ended March 31, 2017, the officers and directors of the Company incurred business expenses on behalf of the Company. The amounts payable to the officers as of March 31, 2017 and December 31, 2016 were $8,142 and $44,429, respectively. There were no expenses due to the board members but the Company has accrued directors’ fees of $170,000 and $60,000 at March 31, 2017 and December 31, 2016, respectively. Because the Company is not yet profitable the officers have agreed to defer compensation. The Company had accrued executive compensation of $964,000 and $940,000 at March 31, 2017 and December 31, 2016 respectively.

Note 4. Non-Convertible Notes Payable

In February 2017, the Company was served by a complaint filed by the holder of a note payable. The lawsuit alleges that the Company is indebted to the note holder a promissory note stemming from four loans to the Company during the last 20 months amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Further, the note holder claims that, because of alleged defaults and extensions of the notes, the Company is now indebted in the amount of $253,677 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far more than the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) the note holder is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; and (ii) the interest rate the note holder is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. The Company and counsel believe the lawsuit is wholly without merit and the rules of diversity of jurisdiction apply. Furthermore, the Company believes that the action should be removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA, where California law should be applied.

At the three months ended March 31, 2017, the Company had indebtedness to this holder of the note payable $180,051 plus $21,232 of accrued interest. During the three months ended March 31, 2017 and 2016, the Company accrued interest expense totaling $11,987 and $2,407, respectively.

Note 5. Convertible Notes Payable

On January 11, January 23 and February 14, 2017, the Company authorized three convertible notes each $55,000 for a total of $165,000. These notes mature six months from the grant date. The convertible notes convert into common stock of the Company at conversion price into which any principal amount and interest (including any default interest) under the notes shall be convertible into shares of common stock shall be equal to the lesser of: (i) $0.20 or (ii) 75% of the average of the VWAPs for the five (5) Trading Days immediately following the 180th calendar day after the Original Issue Date, whichever is lower. There is only one pricing lookback event. The notes have a 10% original issue discount and an interest rate of 8%. During the three months ended March 31, 2017, the Company accrued interest expense totaling $2,334. In April 2017, the Company authorized amendments to these three notes in which the maturity dates of the notes were extended to February 6, 2018, February 22, 2018, and March 31, 2018, respectively.

On February 9, 2017, the Company entered into a Securities Purchase Agreement with a third party which required the Company to issue two 5.5% convertible notes in the aggregate principal amount of $165,000, each at $82,500. Each of the notes contain a 10% Original Issue Discount and an interest rate of 8%. The due date of the notes is August 9, 2017. During the three months ended March 31, 2017, only one of the notes has been funded. The Company also entered into a convertible redeemable back end note for $82,500 due on February 28, 2018 which has not yet been funded. During the three months ended March 31, 2017, the Company accrued interest expense of $917.

F-53

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

On February 15, 2017, the Company and an institutional investor entered into an agreement in which: (a) the investor agreed to fund up to $5,000,000 in reliance upon an exception provided under Rule 506 of Regulation D promulgated by the SEC under the Securities act of 1933, as amended; (b) the Company will file a registration statement on Form S-1 with the SEC within 15 days after the Company filed its annual 10K report for the year ended December 31, 2016 (The S-1 was filed on April 11, 2017); (c) the Company issued a convertible note in the principal amount of $100,000, bearing interest at 8% (This note has not yet been funded); and (d) the Company issued a second convertible note in the principal amount of $275,000 bearing interest at 8% of which $105,000 was initially funded. With the $275,000 convertible note, the Company also issued 68,750 cashless warrants exercisable at $.25 per share. During the three months ended, the Company accrued interest expense of $1,143.

Note 6. Equity Transactions

Preferred Stock

The total number of shares of preferred stock which the Company shall have authority to issue is 20,000,000 shares with a par value of $0.001 per share. There have been no preferred shares issued as of March 31, 2017.

Common Stock

The total number of shares of common stock which the Company shall have authority to issue is 400,000,000 shares with a par value of $0.001 per share.

During the first quarter of 2017, the Company issued a total of 13,810,000 shares of common stock per debt conversion of the convertible note dated November 14, 2016. The total of the debt conversion was $47,000.

In January 2017, 1,363,277 warrants were exercised under a cashless exercise and issued 1,336,075 shares of common stock.

During the three months ended March 31, 2017, the Company issued 1,131,250 shares of common stock for marketing and consulting services valued at $76,750 or $0.07 per share.

In January and March 2017, the Company issued 2,400,000 shares of common stock per the extinguishment of debt agreements dated December 1, 2016.

In January 2017, the Company entered into an agreement with a consultant for a six-month period to provide services which will include: (i) introductions to brokers; (ii) assist with research coverage; (iii) introductions to over 100 funds, investment banking firms and market makers; and (iv) a presentation speaking slot with a Gold sponsorship at the 2017 Wall Street Conference. In consideration for the services, the Company issued 75,000 shares of common stock for a value of $6,000.

F-54

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Stock Options

The following is a summary of the status of all Company’s stock options as of March 31, 2017 and changes during the three months ended on that date:

	Number	Weighted
	of Stock	Average
	Options	Exercise Price
Outstanding at January 1, 2016	-	$-
Granted	20,250,000	0.27
Exercised	-	-
Cancelled	-	-
Outstanding at December 31, 2016	20,250,000	$0.27
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding at March 31, 2017	20,250,000	0.27
Options exercisable at March 31, 2017	5,958,333	$0.51

The Company recognized stock option expense of $108,594 and $0 for the three months ended March 31, 2017 and 2016, respectively.

Warrants

In February 2017, the Company authorized the issuance of 68,750 warrants that were issued as part of a convertible note. The fair value of the warrants is $3,235.

The following is a summary of the status of all of the Company’s warrants as of March 31, 2017 and changes during the three months ended on that date:

		Weighted
	Number of	Average
	Warrants	Exercise Price
Outstanding at January 1, 2016	5,631,191	$0.11
Granted	3,835,000	0.40
Exercised	350,000	0.86
Cancelled	-	-
Outstanding at December 31, 2016	9,116,190	0.21
Granted	68,750	0.25
Exercised	1,363,277	0.10
Cancelled	-	-
Outstanding at March 31, 2017	7,821,663	$0.20
Options exercisable at March 31, 2017	7,821,663	$0.20

F-55

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

For purpose of determining the fair market value of the warrants and options issued during the three months ended March 31, 2017, we used the Black Scholes option valuation model. These valuations were done throughout the period at the date of issuance and not necessarily as of the reporting date. The assumptions used in the Black Scholes valuation of the date of issuance are as follows:

Stock price on the valuation date	$.095 - .10
Exercise price of warrants	$.004 and .25
Dividend yield	0.00%
Years to maturity	1-5
Risk free rate	1.03% – 1.93%
Expected volatility	68.68% - 80.25%

Note 7. Commitments, Contingencies

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement with Private Co. was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 (“Rule 419”) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”) and the consent of our shareholders as required under Rule 419. Accordingly, we conducted a “Blank Check” offering subject to Rule 419 (the “Rule 419 Offering”) and filed a Registration Statement on Form S-1 to register the shares of such offering; the Registration Statement was declared effective on September 14, 2012. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in the escrow trust as of the date of the closing of the Share Exchange was $90,000 (the “Trust Account Balance”).

Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties’ efforts to satisfy all of the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended and Restated Share Exchange Agreement (the “Share Exchange Agreement”) to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the Rule 419 Offering into participants of a similarly termed private offering (the “Converted Offering”), to be conducted pursuant to Regulation D, as promulgated under the Securities Act.

Fifty-two persons participated in the Rule 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company’s restricted common stock in the Converted Offering (the “Consent”) rather than have their funds returned. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Management believed the steps it took constituted a constructive return of the funds and therefore met the requirements of Rule 419.

F-56

However, pursuant to Rule 419(e)(2)(iv), “funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement].” As set forth above, rather than physically return the funds, we sought consent from the investors of the Rule 419 Offering to direct their escrowed funds to the Company to instead purchase shares in the Converted Offering. The consent document (which was essentially a form of rescission) was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned. Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. The Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

As disclosed therein, we filed the amendments to the initial Form 8-K in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to an alleged violation of Rule 419. The Company continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419, but was unable to satisfy the SEC’s concerns. Comments and communications indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame; constructive return is not permitted.

As a result of these communications and past comments, we are disclosing that we did not comply with the requirements of Rule 419, which required us to physically return the funds previously submitted to escrow pursuant to the Rule 419 Offering. As a result of our failure to comply with Rule 419, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419 If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Ultimately, the SEC determined to terminate its review of the Initial Form 8-K and related amendments, rather than provide us with additional opportunities to address their concerns and therefore, we did not clear their comments. It is not possible at this time to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining at this time the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption. In light of the uncertainty of this issue and while Management evaluates the best and most appropriate way to resolve same, management determined to create a reserve on the Company’s Balance Sheet for the $90,000 that was subject to the Consent.

F-57

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

On January 24, 2017, the Registrant entered into a Definitive Service Agreement (“DSA”) with Bistromatics, a company for which the Company’s officer serves as an officer, affirming that, at the time, the Company does not currently have enough authorized shares of common stock, based upon the number of issued and outstanding shares together with shares reserved for issuance, to issue Bistromatics 25,280,899 shares of common stock. In connection with the Company’s obligations under the DSA, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purposes of: (A) increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001. The Certificate of Amendment has been filed with the State of Nevada and the Company has filed an Information Statement on Schedule 14C, based upon the Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Stockholders and implementing a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Company’s Board of Directors, not to exceed a one-for-twenty (1:20) basis (the “Reverse Split”). After the Information Statement clears comments with the Securities and Exchange Commission, the Company must submit an application to and receive approval from FINRA for these corporate actions. On April 1, 2017, the Company issued 25,280,899 shares of common stock.

F-58

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

From time to time the Company may become a party to litigation matters involving claims against the Company. Except as may be outlined above, the Company believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Note 8. Derivative Valuation

The Company evaluated the convertible debentures and associated warrants in accordance with ASC Topic815, “Derivatives and Hedging,” and determined that the conversion feature of the convertible promissory notes were not afforded the exemption for conventional convertible instruments due to their variable conversion rates. The notes have no explicit limit on the number of shares issuable so they did not meet the conditions set forth in current accounting standards for equity classification. In addition, the warrants have a Most Favored Nations clause resulting in the exercise price of the warrants also not being fixed. Therefore, these have been characterized as derivative instruments. We elected to recognize the notes under ASU paragraph 815-15-25-4, whereby there would be a separation into a host contract and derivative instrument. We elected to initially and subsequently measure the notes and warrants in their entirety at fair value, with changes in fair value recognized in earnings.

The debt discount is amortized over the life of the note and recognized as interest expense. For the three months ended March 31, 2017 and 2016, the Company amortized the debt discount of $82,443 and $37,470, respectively, to interest expense. The derivative liability is adjusted periodically according to stock price fluctuations and other inputs and was $1,806,428 and $8,473,265 at March 31, 2017 and December 31, 2016, respectively.

During the period ended March 31, 2017, the Company had the following activity in the derivative liability account.

Total
Derivative liability at December 31, 2015	$2,802
Addition of new conversion option derivatives	2,051,664
Changes in fair value	8,521,955
Reclassification of derivative to gain on extinguishment of debt	(2,103,156)
Derivative liability at December 31, 2016	8,473,265
Addition of new conversion option derivatives	14,362
Addition of new warrant derivatives	3,235
Extinguishment due to note conversions	(1,331,816)
Extinguishment due to warrant conversions	(109,984)
Changes in fair value	(5,242,634)
Derivative liability at March 31, 2017	$1,806,428

For purposes of determining the fair market value of the derivative liability, the Company used Black Scholes option valuation model. The significant assumptions used in the Black Scholes valuation of the derivative are as follows:

F-59

eWellness Healthcare Corporation

Notes to Condensed Financial Statements

March 31, 2017

(unaudited)

Stock price at valuation date	$.095
Exercise price of warrants	$.004 - 25
Conversion rate of convertible debt	$.004
Risk free interest rate	.76%-1.93%
Stock volatility factor	61.94%-78.57%
Years to Maturity	.31-4.9
Expected dividend yield	None

Note 9. Subsequent Events

On April 1, 2017, the Company issued 25,280,899 shares of common stock per the contract with a related party per the Definitive Services Agreement signed on January 24, 2017. This agreement is discussed in Note 3 above.

On April 1, 2017, the Company issued 150,000 shares of common stock per a consultant contract signed in December 2016 in which the contract required issuance of 450,000 shares at the signing of the contract and 150,000 shares each month beginning in March 2017. The March shares were issued during the period ended March 31, 2017 and these shares represent the April shares.

On April 11, 2017, the Company executed an 8% Fixed Convertible Promissory Note payable to an institutional investor in the principal amount of $308,000. The note, which is due on November 6, 2018 was funded in the sum of $280,000 with $28,000 being retained by the investor through an original issue discount for due diligence and legal expense related to this transaction. The note is convertible into shares of common stock, par value $0.001, at a conversion price of $0.20 per Share. On April 11, 2017, the Company filed a registration statement on Form S-1 to provide for the resale of up to 10,359,160 shares of common issuable to the investor, as a selling stockholder, pursuant to a “put right” under an investment agreement dated February 10, 2017, that permits the Company to “put” up to five million dollars ($5,000,000) in shares of common stock to the investor over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been “put.”

On April 14, 2017, the Company issued 77,000 shares of common stock per a consultant agreement signed in February 2017 in which the agreement stated that shares were to be issued upon the Company obtaining funding from investors introduced by the consultant.

On April 24, 2017, the Company entered into a Securities Purchase Agreement with a third party which required the Company to issue two 5.5% convertible notes in the aggregate principal amount of $167,000, each at $83,500. Each of the notes contain an Original Issue Discount of $8,500 and an interest rate of 5.5%. The due date of the notes is October 24, 2017.

During the month of April and to the date of the filing of this report, the Company issued 8,000,000 shares of common stock as part of a debt conversion for a note dated November 14, 2016.

In the Registrant’s Definitive Information Statement filed with the SEC on March 1, 2017, we disclosed that our Board of Directors based upon the Joint Written Consent of our Majority Consenting Stockholders had authorized a reverse split of our outstanding shares of common stock on a ratio not to exceed one for twenty (1:20) within 180 days from March 1, 2017.

F-60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
eWellness Healthcare Corporation

We have audited the accompanying balance sheets of eWellness Healthcare Corporation as of December 31, 2016 and 2015, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. eWellness Healthcare Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eWellness Healthcare Corporation as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit, a deficit in stockholders' equity and has sustained recurring losses from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Haynie & Company

Salt Lake City, Utah

March 31, 2017

F-61

eWELLNESS HEALTHCARE CORPORATION

BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS
Cash	$13,995	$41,951
Prepaid expenses	723,046	4,053

Total current assets	737,041	46,004

Property & equipment, net	4,279	5,964
Intangible assets, net	16,908	19,862

TOTAL ASSETS	$758,228	$71,830

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$340,793	$248,304
Accounts payable - related party	379,481	43,717
Accrued expenses - related party	104,429	33,090
Accrued compensation	940,000	677,000
Contingent liability	90,000	90,000
Convertible debt, net of discount	247,710	309,945
Derivative liability	8,473,265	2,802
Short term note and liabilities	180,051	71,605

Total current liabilities	10,755,729	1,476,463

Total Liabilities	10,755,729	1,476,463

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, authorized, 20,000,000 shares, $.001 par value, 0 shares issued and outstanding	-	-
Common stock, authorized 400,000,000 shares, $.001 par value, 51,435,307 and 18,170,538 issued and outstanding, respectively	51,435	18,171
Shares to be issued	110,740	-
Additional paid in capital	5,757,205	2,033,383
Accumulated deficit	(15,916,881)	(3,456,187)

Total Stockholders' Deficit	(9,997,501)	(1,404,633)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$758,228	$71,830

The accompanying notes are an integral part of these financial statements

F-62

eWELLNESS HEALTHCARE CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2016	December 31, 2015

OPERATING EXPENSES
Executive compensation	$576,000	$744,000
General and administrative	309,805	196,354
Professional fees	2,485,655	459,886

Total Operating Expenses	3,371,460	1,400,240

Loss from Operations	(3,371,460)	(1,400,240)

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	2,216,266	11,323
Gain (loss) on derivative liability	(10,318,969)	-
Loss on conversion of debt	-	(31,774)
Interest expense, related parties	(4,156)	(3,921)
Interest expense	(981,575)	(129,406)

Net Loss before Income Taxes	(12,459,894)	(1,554,018)

Income tax expense	(800)	(890)

Net Loss	$(12,460,694)	$(1,554,908)

Basic (loss) per share	$(0.51)	$(0.09)

Weighted average shares outstanding	24,267,074	17,214,861

The accompanying notes are an integral part of these financial statements

F-63

eWELLNESS HEALTHCARE CORPORATION

STATEMENT OF STOCKHOLDERS' DEFICIT

						Additional		Total
	Preferred Shares		Common Shares		Shares	Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	to be issued	Capital	Deficit	Deficit

Balance at December 31, 2014	-	$-	16,421,000	$16,421	$-	$1,087,320	$(1,901,279)	$(797,538)

Imputed interest	-	-	-	-	-	3,920	-	3,920

Contributed services	-	-	-	-	-	390,000	-	390,000

Shares issued for services @ $.10/share	-	-	460,000	460	-	45,540	-	46,000

Shares issued for debt conversion @ $.35	-	-	1,239,538	1,240	-	432,599	-	433,839

Shares issued for contract @ $.10	-	-	50,000	50	-	4,950	-	5,000

Convertible debt discount	-	-	-	-	-	44,189	-	44,189

Warrants issued for debt	-	-	-	-	-	7,666	-	7,666

Warrants issued for services rendered	-	-	-	-	-	17,199	-	17,199

Warrants issued with convertible debt	-	-	-	-	-	-	-	0

Net loss	-	-	-	-	-	-	(1,554,908)	(1,554,908)

Balance at December 31, 2015	-	$-	18,170,538	$18,171	$-	$2,033,383	$(3,456,187)	$(1,404,633)

Imputed interest	-	-	-	-	-	4,156	-	4,156

Contributed services	-	-	-	-	-	306,000	-	306,000

Option expense	-	-	-	-	-	544,591	-	544,591

Warrants issued with debt	-	-	-	-	-	510,967	-	510,967

Shares issued for cash received	-	-	120,000	120	-	119,880	-	120,000

Shares issued for debt conversion	-	-	31,646,447	31,646	92,240	231,376	-	355,262

Shares issued for prepaid services	-	-	985,000	985	18,500	1,957,365	-	1,976,850

Shares issued for services	-	-	250,000	250	-	49,750	-	50,000

Shares issued for warrants exercised	-	-	263,322	263	-	(263)	-	0

Net loss	-	-	-	-	-	-	(12,460,694)	(12,460,694)

Balance at December 31, 2016	-	$-	51,435,307	$51,435	$110,740	$5,757,205	$(15,916,881)	$(9,997,501)

The accompanying notes are an integral part of these financial statements

F-64

eWELLNESS HEALTHCARE CORPORATION

STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2016	December 31, 2015

Cash flows from operating activities
Net loss	$(12,460,694)	$(1,554,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,639	4,428
Contributed services	306,000	390,000
Shares issued for consulting services	50,000	45,000
Imputed interest - related party	4,156	3,920
Options expense	544,591	-
Amortization of debt discount and prepaids	2,068,243	84,462
Warrants issued for services	-	16,640
Debt issued for consulting fees	-	100,000
Loss on debt conversion	-	31,774
Loss on derivative liability	10,318,969	-
Gain on extinguishment of debt	(2,216,266)	-

Changes in operating assets and liabilities
Advances - related parties	-	7,054
Prepaid expense	(16,670)	23,780
Accounts payable and accrued expenses	242,177	111,512
Accounts payable - related party	455,764	(12,439)
Accrued expenses - related party	71,339	2,908
Accrued compensation	263,000	348,000

Net cash used in operating activities	(364,752)	(397,869)

Cash flows from investing activities
Purchase of equipment	-	(4,207)
Net cash used in investing activities	-	(4,207)

Cash flows from financing activities
Proceeds from issuance of common stock	120,000	-
Proceeds from issuance of debt	-	104,000
Proceeds from issuance of convertible debt	250,000	386,100
Payments on debt	(33,204)	(43,223)
Payments on risky loan fees	-	(3,750)

Net cash provided by financing activities	336,796	443,127

Net increase (decrease) in cash	(27,956)	41,051

Cash, beginning of period	41,951	900

Cash, end of period	$13,995	$41,951

Supplemental Information:
Cash paid for:
Taxes	$-	$-
Interest Expense	$25,000	$-

The accompanying notes are an integral part of these financial statements

F-65

eWELLNESS HEALTHCARE CORPORATION

Notes to Financial Statements

Note 1. The Company

The Company and Nature of Business

eWellness Healthcare Corporation (f/k/a Dignyte, Inc.), (the "Company", "we", "us", "our") was incorporated in the State of Nevada on April 7, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has generated no revenues to date. Prior to the Share Exchange Agreement discussed below, other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The eWellness strategy as a first-to-market enterprise in the Physical Therapy based telemedicine industry is to deliver a telemedicine physical therapy service augmenting corporate wellness programs and expand nationally through a Software as a Service (SaaS) business model that enables existing physical therapy practices to extend their offerings via our telemedicine solution. Our objective is to provide Distance Monitored Physical Therapy (PHZIO) Programs to pre-diabetic, cardiac and health challenged patients and knee and hip surgery rehabilitation. For corporate wellness program our services are designed to deliver significant healthcare savings to the company while charging a very small relative incremental cost.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to reflect the financial position, results of operations and cash flows of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Going Concern

For the year ended December 31, 2016, the Company had no revenues. The Company has an accumulated loss of $15,916,881. In view of these matters, there is substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue operations is dependent upon the Company's ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations, of which there can be no guarantee. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

The Company complies with the accounting guidance under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820-10, Fair Value Measurements, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

Level 1 – quoted market prices in active markets for identical assets or liabilities.

Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2016, the Company had the following assets and liabilities measured at fair value on a recurring basis.

	Total	Level 1	Level 2	Level 3
Derivative liability	$8,473,265	$-	$-	$8,473,265
Total liabilities measure at fair value	$8,473,265	$-	$-	$8,473,265
F-66

Property and Equipment

Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is recorded over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The estimated useful lives for significant property and equipment categories are as follows:

Furniture and Fixtures	5-7 Years
Computer Equipment	5-7 Years
Software	3 Years

The Company regularly evaluates whether events or circumstances have occurred that indicate the carrying value of long-lived assets may not be recoverable. If factors indicate the asset may not be recoverable, we compare the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists. If the expected future net cash flows are less than the carrying value, an impairment charge is recognized based on the fair value of the asset. For the years ended December 31, 2016 and 2015, there was no impairment recognized.

Intangible Assets

The Company accounts for assets that are not physical in nature as intangible assets. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Intangible assets with indefinite useful lives are reassessed each year for impairment. If an impairment has occurred, then a loss is recognized. An impairment loss is determined by subtracting the asset's fair value from the asset's book/carrying value.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10-30. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is "more likely than not" that some component or all the benefits of deferred tax assets will not be realized.

Debt Issuance Costs

In April 2015, the Financial Accounting Standards Board (the "FASB)") issued Accounting Standards Update ("ASU") No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"). ASU-2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of this new guidance, beginning in 2015 (early adoption), direct and incremental costs associated with the issuance of debt instruments such as legal fees, printing costs, and underwriters' fees, among others, paid to parties other than creditors, are reported and presented as a reduction of debt on the consolidated balance sheets.

Debt issuance costs and premiums or discounts are amortized over the term of the respective financing arrangement using the effective interest method. Amortization of these amounts is included as a component of interest expense net, in the consolidated statements of operations.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with an original maturity to the Company of three months or less.

Revenue Recognition

The Company has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

F-67

Loss per Common Share

The Company follows ASC Topic 260 to account for the loss per share. Basic loss per common share calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. As the Company has incurred losses for the period ended December 31, 2016, no dilutive shares are added into the loss per share calculations. While currently antidilutive, the following instruments could potentially dilute EPS in the future resulting in the following common stock equivalents.

	2016	2015

Options	15,586,494	-
Warrants	7,401,556	2,287,764
Convertible Notes	43,025,637	28,779,215
	66,013,687	31,066,979

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Note 3. Property and Equipment

Property and equipment consists of computer equipment that is stated at cost $8,421 and $4,214 less accumulated depreciation of $4,142 and $2,457 for the years ended December 31, 2016 and 2015, respectively. Depreciation expense was $1,685 and $1,474 for the years ended December 31, 2016 and 2015, respectively.

Note 4. Intangible Assets

The Company recognizes the cost of a software license and a license for use of a programming code as intangible assets. The stated cost of these assets was $24,770 and $24,770 less accumulated amortization of $7,862 and $4,908 for the years ended December 31, 2016 and 2015, respectively. For the years ended December 31, 2016 and 2015, the amortization expense recorded was $2,954 and $2,954, respectively.

Note 5. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2016 and 2015:

	2016	2015

Deferred tax assets:
NOL Carryover	$1,490,500	$436,300
Accrued Payroll	329,000	237,000
Deferred tax liabilities
Depreciation	(1,100)	(200)
Valuation allowance	(1.818,400)	(673,100)
Net deferred tax asset	$-	$-
F-68

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2016 and 2015 due to the following:

	2016	2015

Book Loss	$(4,361,200)	$(554,200)
Depreciation	300	(300)
Contributed Services	107,100	136,500
Meals & Entertainment	6,100	1,300
Stock for Expense Accounts	14,300	21,600
Contributed Interest Expense	1,500	1,400
Gain/Loss on settlement of debt through equity	(775,700)	11,100
Amortization of debt discount	277,800	19,800
Accrued Payroll	92,100	121,800
Loss on derivative	3,611,600	-
Related Party Interest	1,500	1,400
Valuation allowance	1,024,600	229,600
	$-	$-

At December 31, 2016, the Company had net operating loss carryforwards of approximately $4,259,000 that may be offset against future taxable income from the year 2017 through 2036. No tax benefit has been reported in the December 31, 2016 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The Company's policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended December 31, 2016 and 2015, the Company did not recognize any interest or penalties, nor did we have any interest or penalties accrued as of December 31, 2016 and 2015 related to unrecognized benefits.

The tax years ended December 31, 2015, 2014, and 2013 are open for examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

Note 6. Related Party Transactions

Through the year ended December 31, 2016, a related party, a company for which the Company's former Secretary-Treasurer and CFO is also serving as CFO, has paid $91,271 on the Company's behalf for various operating expenses. The amounts outstanding as of December 31, 2016 and December 31, 2015 were $10,481 and $43,717, respectively. During the year ended December 31, 2016, the Company recorded $4,156 imputed interest on the amount owed to the related party based on an interest rate of 8%.

On April 1, 2015, the Company entered into an operating agreement with a physical therapy company ("EPT") which is owned by the Company's President and Chief Executive Officer. Through the agreement, the Company agrees to provide operating capital advances for EPT to offer the Company's PHIZIO platform to physical therapy patients. For accounting and tax purposes, the net profits or losses generated by EPT shall be allocated on a monthly basis. The Company will receive 75% of the net patient insurance reimbursements associated with the operation of the PHIZIO platform.

On November 11, 2016, the Company signed an agreement with a programming company ("PC") within which the one of the Company's directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company's CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company's CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. For this amount, the PC will be issued 25,280,899 common shares at a cost value of $0.0089. These shares will be issued in 2017 when the increase of authorized shares is completed. The PC will also have the right to appoint 40% of the directors. At the end of December 31, 2016, the Company had a payable of $285,000 due to this company.

The Company rents its Culver City, CA office space from a company owned by our CEO. The imputed rent expense of $500 per month is recorded in the Statement of Operations and Additional Paid in Capital in the Balance Sheet.

F-69

Throughout the year ended December 31, 2016, the officers and directors of the Company incur business expenses on behalf of the Company. The amounts payable to the officers as of the years ended December 31, 2016 and 2015 were $44,429 and $33,089, respectively. There were no expenses due to the board members but the Company has accrued directors' fees of $60,000 and $0 at the years ended December 31, 2016 and 2015, respectively. Because the Company is not yet profitable the officers have agreed to defer compensation. The Company had accrued executive compensation of $940,000 and $677,000 for the years ended December 31, 2016 and 2015, respectively.

Note 7. Non-Convertible Notes Payable

On March 14, 2016, the Company issued a 45-day promissory note to a shareholder of $112,550 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, and December 6, 2015. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on May 1, 2016. As an inducement for this promissory note, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $794. For the period ended December 31, 2016, the Company recorded $1,801 of interest expense for this note.

On May 2, 2016, the Company issued a 40-day promissory note to a shareholder of $131,399 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015 and March 14, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on June 10, 2016. As an inducement for this promissory note, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $1,251,078. For the period ended December 31, 2016, the Company recorded $1,708 of interest expense for this note.

On June 11, 2016, the Company issued a 30-day promissory note to a shareholder of $152,989 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015, March 14, 2016 and May 2, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on July 13, 2016. As an inducement for this promissory note, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $587,780. For the period ended December 31, 2016, the Company recorded $1,632 of interest expense for this note.

On July 14, 2016, the Company issued a 30-day promissory note to a shareholder of $177,762 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015, March 14, 2016, May 2, 2016, and June 11, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on August 15, 2016. As an inducement for this promissory note, the Company issued 300,000 warrants to purchase Company common stock at $.50 per share. The fair value of the warrants is $153,776. For the period ended December 31, 2016, the Company recorded $2,844 of interest expense for this note.

On August 16, 2016, the Company issued a 30-day promissory note to a shareholder of $213,255 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015, March 14, 2016, May 2, 2016, June 11, 2016 and July 14, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 18% due and payable on November 14, 2016. As an inducement for this promissory note, the Company issued 675,000 warrants to purchase Company common stock at $.50 per share. The fair value of the warrants is $42,427. During the period ended December 31, 2016, the Company recorded $9,596 of interest expense for this note. During the year ended December 31, 2016, the Company paid $33,204 as a principal payment on this promissory note.

On November 14, 2016, the Company made a partial principal payment of $33,204 on the promissory note dated August 16, 2016 that expired on November 14, 2016. As of November 15, 2016, the Company is in default for the remaining balance of $180,051. On February 14, 2017, the Company was served by a complaint filed by Rodney Schoemann ("Schoemann") in the State of Louisiana. The lawsuit alleges that the Company is indebted to Schoemann under a promissory note (the "Schoemann Note") stemming from four loans to the Company in the last 20 months amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Nevertheless, Schoemann claims in his lawsuit that, as a result of alleged defaults and extensions of the Schoemann Note, the Company is now indebted in the amount of $253,677 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far in excess of the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) Schoemann is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; (ii) the interest rate Schoemann is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. The Company and counsel are of the opinion that the Schoemann suit is wholly without merit and the rules of diversity of jurisdiction apply. Furthermore, we believe that the action should be removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA, where California law should be applied.

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Note 8. Convertible Notes Payable

During the year ended December 31, 2016, a holder of a note dated December 7, 2015, converted $172,931 of principal into, and the Company issued, 28,779,215 shares of common stock. Following these conversions, the remaining amount of the note of $112,069 and accrued interest of $12,931 was purchased by an accredited investor for $125,000. (Described below as the note issued on November 14, 2016). At the year ended December 31, 2016, this note was cancelled.

On February 29, 2016, a holder of a note dated December 23, 2014, converted into, and the Company issued, 227,232 shares of common stock. The Company has accrued $10,031 in interest expense during the year ended December 31, 2016.

On November 14, 2016, the Company signed a convertible note in which the note holder agreed to pay for the cancellation of $125,000 of the remaining balance of the convertible note payable dated December 7, 2015. The Company recorded $125,000 in debt discount for this note. The terms of the convertible note will be the same as the original note which are that interest is payable at 8% per annum. During the year ended December 31, 2016, the Company recorded $1,306 of interest expense. During the month of December 2016, the holder of the note converted $18,800 to 4,700,000 shares of common stock. The number of shares issued before the end of the year was 2,640,000. The value of the remaining unissued shares was recorded in the account Shares to be Issued.

On November 14, 2016, the Company entered into a securities purchase agreement with an accredited investor for a note in the principal amount of $275,000 at a 10% original issue. The note has a provision for 8% interest to be accrued until paid or converted into shares of common stock. During the year ended December 31, 2016, the Company recorded $2,872 of interest expense.

Note 9. Equity Transactions

The Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purposes of: (A) increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001.

Preferred Stock

With the Certificate of Amendment filed, noted above, the total number of shares of preferred stock which the Company shall have authority to issue is 20,000,000 shares with a par value of $0.001 per share. There have been no preferred shares issued as of December 31, 2016.

Common Stock

With the Certificate of Amendment filed, noted above, the total number of shares of common stock which the Company shall have authority to issue is 400,000,000 shares with a par value of $0.001 per share.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

On June 2, 2016, the Company sold 120,000 shares of common stock upon receipt of $120,000 cash. With this stock purchase agreement, the Company authorized the issuance of 60,000 warrants at an exercise price of $1.50 per share.

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On various dates from August 31, 2016 to November 14, 2016, the Company issued a total of 28,779,215 shares of common stock per debt conversion of the convertible note dated December 7, 2015. The total value of the debt conversion was $172,931. The shares were issued at an average price of $.006 per share.

On December 1, 2016, the Company agreed to convert $120,000 of accounts payable for two vendors into common stock at $.50 per share for a total of 2,400,000 shares. With this agreement, the Company also issued 1,200,000 warrants with an exercise price of $1.00 per share. The fair value of these warrants is $576. The 1,400,000 shares of common stock were issued in the first quarter of 2017. The remaining 1,000,000 will be issued in the second quarter of 2017.

During the month of December 2016, the Company issued a total of 2,640,000 shares of common stock per debt conversion of the convertible note dated November 14, 2016. The total of the debt conversion was $18,400. At the year ended December 31, 2016, there are 2,060,000 of additional shares of common stock yet to be issued per the debt conversion documents.

During the year ended December 31, 2016, the Company authorized the issuance of 29,006,447 shares of common stock for the conversion of convertible debt of $242,431 and accrued interest of $10,031.

During the year ended December 31, 2016, the Company issued 985,000 shares of common stock for consulting services. The weighted average price of these shares was $1.44 The value of the shares is being amortized over the life of the contracts ranging from six to twelve months.

During the year ended December 31, 2016, the Company issued 263,322 shares of common stock for the cashless exercise of warrants issued with convertible notes dated December 7, 2015.

As of the period ended December 31, 2016, the Company has 51,435,307 shares of common stock issued and outstanding.

On February 22, 2016, the Company received the common stock trading symbol of EWLL.

Warrants

On June 10, 2016, the Company authorized the issuance of 100,000 warrants that were issued as part of the extension of a convertible note dated December 7, 2015. These warrants were exercised as a cashless exercise on December 31, 2016 and 90,364 shares of common stock.

On July 12, 2016, the Company authorized the issuance of 300,000 warrants to be issued as part of the extension of a convertible note dated December 7, 2015. The fair value of the warrants is $79,677.

On July 13, 2016, the 250,000 warrants issued as part of the convertible note dated December 7, 2015 were exercised as a cashless exercise for the issuance of 172,958 shares of common stock.

During the year ended December 31, 2016, the Company issued a total of 2,175,000 warrants to induce the extension of non-convertible notes payable. These warrants had various exercise prices and issue dates. These warrants along with previously issued warrants to this debt holder were amended and the exercise prices were reduced to $.004 per share. As a result of these amendments the Company recognized a derivative liability of $1,064,620 at December 31, 2016.

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The following is a summary of the status of the Company's warrants as of December 31, 2016 and changes on that end date:

		Weighted
	Number of	Average
	Warrants	Exercise Price
Outstanding at January 1, 2015	609,533	$0.18
Granted	5,021,658	$0.11
Exercised	-	$-
Cancelled	-	$-
Outstanding at December 31, 2015	5,631,191	$0.11
Granted	3,835,000	$0.40
Exercised	350,000	$0.86
Cancelled	-	$-
Outstanding at December 31, 2016	9,116,190	$0.21

For purpose of determining the fair market value of the warrants and options issued during the year ended December 31, 2016, we used the Black Scholes option valuation model. These valuations were done throughout the period at the date of issuance and not necessarily as of the reporting date. The significant assumptions used in the Black Scholes valuation of the date of issuance are as follows:

Stock price on the valuation date	$.0345 - $.18
Exercise price of warrants	$.004 and $1.00
Dividend yield	0.00%
Years to maturity	1-5
Risk free rate	.53% - 1.32%
Expected volatility	57.18% - 63.40

Stock Option Plan

On August 6, 2015, the Board of Directors approved the 2015 Stock Option Plan, pursuant to which certain directors, officers, employees and consultants will be eligible for certain stock options and grants. The Plan is effective as of August 1, 2015 and the maximum number of shares reserved and available for granting awards under the Plan shall be an aggregate of 3,000,000 shares of common stock, provided however that on each January 1, starting with January 1, 2016, an additional number of shares equal to the lesser of (A) 2% of the outstanding number of shares (on a fully-diluted basis) on the immediately preceding December 31 and (B) such lower number of shares as may be determined by the Board or committee charged with administering the plan. This plan may be amended at any time by the Board or appointed plan Committee.

On February 19, 2016, the Board of Directors authorized the issuance of 2,850,000 stock options under this plan to selected employees, directors and consultants. The stock options vest immediately upon the grant date and authorize the recipient to purchase shares of common stock at $.80 per share within five years of the grant date. The Company valued the issuance of these options using the Black Scholes valuation model assuming a .84% risk free rate and 61.4% volatility. At the year ended December 31, 2016, the vested value of the options was $4,633. This was recorded as stock option compensation expense.

On April 15, 2016, the Board of Directors authorized the issuance of stock options under this plan to a consultant. The 250,000 stock options vested immediately upon the grant date and authorized the recipient to purchase shares of common stock at $1.00 per share within five years of the grant date. The Company valued the issuance of these options using the Black Scholes valuation model assuming a .53% risk free rate and 57.2% volatility. At the year ended December 31, 2016, the vested value of $503,762 was expensed as stock option expense.

On December 9, 2016, the Board of Directors authorized the issuance of stock options under this plan to selected employees, directors and consultants. The 19,150,000 stock options vested immediately upon the grant date and authorized the recipient to purchase shares of common stock at $.17 per share within five years of the grant date. The Company valued the issuance of these options using the Black Scholes valuation model assuming a .53% risk free rate and 57.2% volatility. At the year ended December 31, 2016, the vested value of $40,829 was expensed as stock option compensation expense.

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The following is a summary of the status of all Company's stock options as of December 31, 2016 and changes during the period end date:

	Number	Weighted
	of Stock	Average
	Options	Exercise Price
Outstanding at January 1, 2016	-	$-
Granted	20,250,000	$0.27
Exercised	-	$-
Cancelled	-	$-
Outstanding at December 31, 2016	20,250,000	$0.27
Options exercisable at December 31, 2016	20,250,000	$0.27

Note 10. Commitments, Contingencies

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement dated May 2014 was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 ("Rule 419") of Regulation C under the Securities Act of 1933, as amended (the "Securities Act") and the consent of our shareholders as required under Rule 419. Accordingly, we conducted a "Blank Check" offering subject to Rule 419 (the "Rule 419 Offering") and filed a Registration Statement on Form S-1 to register the shares of such offering; the Registration Statement was declared effective on September 14, 2012. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in the escrow trust as of the date of the closing of the Share Exchange was $90,000 (the "Trust Account Balance").

Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties' efforts to satisfy all of the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended and Restated Share Exchange Agreement (the "Share Exchange Agreement") to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A ("Form 8A") to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the Rule 419 Offering into participants of a similarly termed private offering (the "Converted Offering"), to be conducted pursuant to Regulation D, as promulgated under the Securities Act.

Fifty-two persons participated in the Rule 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company's restricted common stock in the Converted Offering (the "Consent") rather than have their funds returned. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Management believed the steps it took constituted a constructive return of the funds and therefore met the requirements of Rule 419.

However, pursuant to Rule 419(e)(2)(iv), "funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement]." As set forth above, rather than physically return the funds, we sought consent from the investors of the Rule 419 Offering to direct their escrowed funds to the Company to instead purchase shares in the Converted Offering. The consent document (which was essentially a form of rescission) was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned. Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. The Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

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As disclosed therein, we filed the amendments to the initial Form 8-K in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to an alleged violation of Rule 419. The Company continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419, but was unable to satisfy the SEC's concerns. Comments and communications indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame; constructive return is not permitted.

Because of these communications and past comments, we are disclosing that we did not comply with the requirements of Rule 419, which required us to physically return the funds previously submitted to escrow pursuant to the Rule 419 Offering. Because of our failure to comply with Rule 419, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Ultimately, the SEC determined to terminate its review of the Initial Form 8-K and related amendments, rather than provide us with additional opportunities to address their concerns and therefore, we did not clear their comments. It is not possible now to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining now the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption. Considering the uncertainty of this issue and while Management evaluates the best and most appropriate way to resolve same, management determined to create a reserve on the Company's Balance Sheet for the $90,000 that was subject to the Consent.

The Company rents its Culver City, CA office space from a company owned by our CEO. The rental agreement provides for the value of the rent of $500 per month be recorded as contributed towards the founding eWellness and its operations. During the year ended December 31, 2016, we have recorded this rent payment in the Statements of Operations and Additional Paid in Capital on the Balance Sheet.

On April 1, 2015, the Company entered into an Operating Agreement with Evolution Physical Therapy ("EPT"), a company owned by one of the Company's officers, wherein it is agreed that EPT would be able to operate the Company's telemedicine platform www.phzio.com and offer it to selected physical therapy patients of EPT. The Company is to receive 75% of the net insurance reimbursements from the patient for use of the platform. The Company will advance capital requested by EPT for costs specifically associated with operating the www.phzio,com platform and associated physical therapy treatments – computer equipment, office or facilities rental payments, physical therapist or physical therapy assistant, administrative staff, patient induction equipment, office supplies, utilities and other associated operating costs. It is anticipated that the operation of the platform by EPT will generate positive cash flow within 90 days from the start of patient induction.

On May 20, 2015, the Company entered into an agreement with Mavericks Capital Securities LLC ("Mavericks"). The term of the contract begins on the effective date and can be terminated within 30 days upon written notice by either party. The Company is to pay Mavericks a monthly retainer fee of $10,000 that is deferred until the Company raises $250,000 in new investor funds from the effective date. In addition, the Company granted Mavericks 250,000 warrants to purchase Company common stock at $.35 per share. On September 28, 2015, the Company and Mavericks entered into an amendment to the consultant agreement pursuant to which Mavericks will also assist the Company in the acquisition of new customers, for which the Company shall pay Mavericks 10% of the revenue received by the Company, net of any pass-through costs, from any such customers introduced to the Company by Mavericks; payment shall be made upon the Company's receipt of such revenues. In the amendment, the parties also further clarified the definition of Customer Acquisition.

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On January 20, 2016, the Company entered into a one year agreement with a consulting firm to provide marketing and financial media awareness services. Compensation for this agreement is the issuance of 100,000 shares of common stock – 50,000 were issued at the signing of the agreement and the other 50,000 are to be issued in July 2016. The agreement was terminated and the additional shares were not issued. The value of these shares is $5,000 for each issuance which is being amortized over the term of the contract.

On March 14, 2016, the Company authorized a 45-day Promissory Note Extension at an interest rate of 12% per annum. As an inducement for this extension of previous promissory notes, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $794. For the year ended December 31, 2016, the Company recorded $1,801 of accrued interest for this note.

On April 13, 2016, we entered into a one-year renewable advisory agreement with Dan Mills, MPT to become the Company's chairman of the to-be-formed committee known as the eWellness Physical Therapy Clinical Advisory Board and to act as the Company's national spokesperson at the American Physical Therapy Association ("APTA").

As inducement for Mr. Mills to enter the Agreement, we agreed to issue 250,000 immediately vesting common stock purchase warrants at a price of $1.00 per share. The fair value of the warrants is $503,762. The common stock underlying the warrants has piggy-back registration rights. In addition, 10,000 shares of common stock were issued with a value of $30,000. Per the agreement, Mr. Mills will receive $0.50 cents per PHZIO session that an APTA member uses and $500 per month in consulting fees.

On May 2, 2016, the Company issued a 40-day promissory note to a shareholder of $131,399 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015 and March 14, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on June 10, 2016. As an inducement for this promissory note, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $1,251,078. For the year ended December 31, 2016, the Company recorded $1,708 of interest expense for this note.

On May 23, 2016, the Company entered into a one-year agreement with a financial advisory consultant. Compensation for this agreement is the issuance of 450,000 shares of common stock that vest on January 2, 2017. The value of these shares is $1,669,500 and is being amortized over the term of the contact.

On June 11, 2016, the Company issued a 30-day promissory note to a shareholder of $152,989 as an extension for notes with a shareholder dated May 30, 2015, July 15, 2015, September 16, 2015, October 11, 2015, December 6, 2015, March 14, 2016 and May 2, 2016. The amount of the note includes interest accrued on the previous notes, risky loan fee and a default fee. The note has an annual interest rate of 12% due and payable on July13, 2016. As an inducement for this promissory note, the Company issued 400,000 warrants to purchase Company common stock at $.80 per share. The fair value of the warrants is $578,780. For the year ended December 31, 2016, the Company recorded $1,632 of interest expense for this note.

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On July 5, 2016, the Company entered into a six-month agreement with an investment and business consultant for certain investment and business matters. Compensation for this agreement was the issuance of 125,000 shares of common stock which have been issued at the value of $218,750. This was amortized over the life of the contract.

On July 8, 2016, the Company entered into a five-year business development agreement with a consultant for marketing the Company's telemedicine platform to its customers. Upon the completion of a partnership for the Company with a large-scale California employer and/or one of its affiliate institutions that includes at least a 100-patient pilot study, the Company agrees to issue 50,000 $1.00 common stock 5-year purchase warrants. For each additional licensing of 20 physical therapy professionals through the consultant, the Company will issue an additional 50,000 common stock 5-year purchase warrants priced at market at the time of issuance. For any direct investor introduced by the consultant, the Company will pay a 5% cash fee on the gross amount invested.

On November 8, 2016, the Company signed an assumption agreement wherein the holder of the agreement would fund the payment of the remaining balance of a convertible note dated December 7, 2015 in the amount of $125,000. The note has an interest rate of 8% and the Company recorded $1,306 of accrued interest during the year ended December 31, 2016.

On November 11, 2016, the Company signed an agreement with a programming company ("PC") within which the one of the Company's directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company's CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company's CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. For this amount, the PC will be issued 25,280,899 common shares at a cost value of $0.0089. These shares will be issued in 2017 when the increase of authorized shares is completed. The PC will also have the right to appoint 40% of the directors.

On November 14, 2016, the Company signed a senior convertible note for the principal sum of $275,000 with an actual amount of $250,000 and a 10% original issue discount. The note expires on May 14, 2017 and has an interest rate of 8%. For the year ended December 31, 2016, the Company recorded $2,872 of accrued interest.

On December 2, 2016, the Company signed agreements for the conversion of debt to equity conversion of $120,000 debt for units. Each unit is comprised of (1) 200,000 shares of common stock at $.05 per share and (2) a warrant to purchase 100,000 shares of common stock at $1.00 for a period of three years. None of the shares were issued by the year ended December 31, 2016. The value of the shares was recorded in Shares to be Issued.

From time to time the Company may become a party to litigation matters involving claims against the Company. Except as may be outlined above, the Company believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.

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Note 11. Derivative Valuation

The Company evaluated the convertible debentures and associated warrants in accordance with ASC Topic815, "Derivatives and Hedging," and determined that the conversion feature of the convertible promissory notes were not afforded the exemption for conventional convertible instruments due to their variable conversion rates. The notes have no explicit limit on the number of shares issuable so they did not meet the conditions set forth in current accounting standards for equity classification. In addition, the warrants have a Most Favored Nations clause resulting in the exercise price of the warrants also not being fixed. Therefore, these have been characterized as derivative instruments. We elected to recognize the notes under paragraph 815-15-25-4, whereby there would be a separation into a host contract and derivative instrument. We elected to initially and subsequently measure the notes and warrants in their entirety at fair value, with changes in fair value recognized in earnings.

The debt discount is amortized over the life of the note and recognized as interest expense. For the years ended December 31,2016 and 2015, we amortized the debt discount of $793,716 and $30,765, respectively, to interest expense. The derivative liability is adjusted periodically according to stock price fluctuations and other inputs and was $8,473,265 and $2,802 at December 31, 2016 and 2015, respectively.

During the years ended December 31, 2016 and 2015, the Company had the following activity in the derivative liability account.

	Notes	Warrants	Total
Derivative liability at December 31, 2014	$-	$-	$-
Derivative liability at issuance of warrants	-	2,802	2,802
Loss on derivative liability	-	-	-
Derivative liability at December 31, 2015	-	2,802	2,802
Addition of new conversion option derivatives	773,019	1,278,645	2,051,664
Change in fair value	8,693,964	(172,009)	8,521,955
Reclassification of derivative to gain on extinguishment of debt	(2,103,156)	-	(2,103,156)
Derivative liability at December 31, 2016	$7,363,827	$1,109,438	$8,473,265

For purposes of determining the fair market value of the derivative liability , the Company used Black Scholes option valuation model. The significant assumptions used in the Black Scholes valuation of the derivative are as follows:

Stock price at valuation date	$.0260
Exercise price of warrants	$.01658
Risk free interest rate	.245%
Stock volatility factor	34.054%
Years to Maturity	.12329
Expected dividend yield	None

Note 12. Supplemental Cash Flow Information

During the year ended December 31, 2015, the Company had the following non-cash investing and financing activities:

●	Accrued interest of $3,848 and $3,980 was rolled into short-term notes and convertible debt, respectively.
●	$20,000 of short-term notes was transferred to convertible debt.
●	Issued 4,121,658 warrants valued at $7,666 as incentive for lenders to enter debt agreements.
●	Increased derivative liability and debt discount by $2,802 for warrant issued debt.
●	Increased debt discount by $44,189 for the value of the cash conversion feature on debt.
●	Increased debt discount by $25,000 for an Original Issue Discount on debt.
●	Increased debt discount by $10,000 for debt issuance costs.
●	Issued $5,000 of stock as incentive for a lender to enter a debt agreement.
●	Agreed to pay $40,125 and $5,000 in risky loan fees on short-term notes and convertible debt, respectively.
●	Transferred $6,500 from account payable to short term notes.
●	Issued 1,239,538 shares of common stock valued at $433,839 for the extinguishment of $410,917 worth of debt and $22,922 worth of accrued interest.
●	Issued 540,000 warrants for services valued at $17,199, of which $599 was recorded as a prepaid and $61,640 was recorded as warrants for services.
●	Issued 460,000 shares of common stock valued at $45,540, of which $1,000 was recorded as a prepaid and $45,000 was recorded as stock for services.
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During the year ended December 31, 2016 the Company had the following non-cash investing and financing activities:

●	Accrued interest of $125,755 and $12,931 was rolled into short-term notes and convertible debt, respectively.
●	Increased derivative liability by $346,812 for convertible debt
●	Issued 3,835,000 warrants valued at $510,167 as incentive for lenders to enter debt agreements.
●	Increased derivative liability and debt discount by $152,035 for warrant issued debt.
●	Increased debt discount by $35,000 for an Original Issue Discount on debt.
●	Authorized 2,400,000 shares of stock to be issued for payables conversion totaling $120,000
●	Authorized issuance of 450,000 shares of stock to be issued for prepaid
●	Issued 31,646,447 shares of common stock for the extinguishment of $261,231 worth of debt and $10,031 worth of accrued interest. There are to be an additional 2,060,000 shares to be issued for the debt conversion
●	Issued 985,000 shares of common stock valued at $1,958,350 which was recorded as a prepaid

Note 13. Subsequent Events

In January 2017, the Company authorized a convertible note financing of $110,000. The convertible notes convert into common stock of the Company at conversion price into which any principal amount and interest (including any default interest) under the notes shall be convertible into shares of common stock shall be equal to the lesser of: (i) $0.20 or (ii) 75% of the average of the VWAPs for the five (5) Trading Days immediately following the 180th calendar day after the Original Issue Date, whichever is lower. There is only one pricing look-back event. The notes have a 10% original issue discount and an interest rate of 8%.

In January 2017, 1,363,347 warrants were exercised as a cashless exercise for the issuance of 1,336,075 shares of common stock.

On January 17, 2017, the Company entered into an agreement with a consultant for a six-month period to provide services which will include: (i) introductions to brokers; (ii) assist with research coverage; (iii) introductions to over 100 funds, investment banking firms and market makers; and (iv) a presentation speaking slot with a Gold sponsorship at the 2017 Wall Street Conference. In consideration for the services, the Company agreed to 75,000 restricted shares of common stock. These shares have not yet been issued.

On January 19, 2017, the Company issued 700,000 shares of common stock per two separate agreements with consultants signed in December 2016.

On January 19, 2017, the Company issued 1,400,000 shares of common stock per one of the extinguishment of debt agreements dated December 1, 2016.

On January 24, 2017, the Registrant entered into a Definitive Service Agreement ("DSA") with Bistromatics, a company for which the Company's officer serves as an officer, affirming that the Company does not currently have enough authorized shares of common stock, based upon the number of issued and outstanding shares together with shares reserved for issuance, to issue Bistromatics 25,280,899 shares of common stock. As a result, the Company and Bistromatics agreed that the Company shall issue 2,528,089 shares of a newly authorized Series A Preferred Stock to Bistromatics; each share of which shall: (i) have 20 votes per share on all matters submitted to the vote of the holders of the Company's voting capital stock (i.e.: 50,577,980 share voting rights); and (ii) be convertible into 10 shares of the Company's existing shares of common stock. Notwithstanding the foregoing, the Series A Preferred Stock are convertible into shares of common stock inasmuch as the Company has filed a Certificate of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from 100 million shares, par value $0.001 per share to 400 million shares, par value $0.001per share. At the date of filing the Articles of Amendment, the outstanding shares of Series A Preferred Stock must be converted into 25,280,899 shares of the Company's common stock. This transaction has not yet been completed. In connection with the Company's obligations under the DSA, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purposes of: (A) increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001. The Certificate of Amendment has been filed with the State of Nevada and the Company has filed an Information Statement on Schedule 14C, based upon the Joint Written Consent of the Company's Board of Directors and the Majority Consenting Stockholders and implementing a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Company's Board of Directors, not to exceed a one-for-twenty (1:20) basis (the "Reverse Split"). After the Information Statement clears comments with the Securities and Exchange Commission, the Company must submit an application to and receive approval from FINRA for these corporate actions.

F-79

During the first quarter of 2017, the Company issued a total of 11,460,000 shares of common stock per debt conversion of the convertible note dated November 14, 2016. The total of the debt conversion was $47,000. There is 2,350,000 of additional shares of common stock yet to be issued per the debt conversion documents.

In February 2017, the Board of Directors of unanimously approved an amendment to the Company's Articles of Incorporation to: (A) increase its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and (B) implement a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Company's Board of Directors, not to exceed a one-for-twenty (1:20) basis. The Certificate of Amendment was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of the Company.

In February 2017, the Company entered into a Securities Purchase Agreement with a third party which required the Company to issue two 5.5% convertible notes in the aggregate principal amount of $165,000, each at $82,500. Each of the notes contain a 10% Original Issue Discount and an interest rate of 8%. The due date of the notes is August 9, 2017.

In February 2017, the Company entered into a Securities Purchase Agreement with a third party which required the issuance of a convertible note for $55,000 plus a 10% Original Issue Discount. The terms of this note are the same as the notes dated January 11 and January 31, 2017, which are that the convertible notes convert into common stock of the Company at conversion price into which any principal amount and interest (including any default interest) under the notes shall be convertible into shares of common stock shall be equal to the lesser of: (i) $0.20 or (ii) 75% of the average of the VWAPs for the five (5) trading days immediately following the 180th calendar day after the Original Issue Date, whichever is lower. There is only one pricing look back event. The notes have a 10% original issue discount and an interest rate of 8%. The due date of the notes is August 14, 2017.

In February 2017, the Company and an institutional investor entered into an agreement in which: (a) the investor agreed to fund up to $5,000,000 in reliance upon an exception provided under Rule 506 of Regulation D promulgated by the SEC under the Securities act of 1933, as amended; (b) the Company will file a registration statement on Form S-1 with the SEC within 15 days after the Company files its annual 10K report for the year ended December 31, 2016; (c) the Company issued a convertible note in the principal amount of $100,000, bearing interest at 8%; and (d) the Company issued a second convertible note in the principal amount of $275,000 bearing interest at 8% of which $105,000 was initially funded. With the $275,000 convertible note, the Company also issued 68,750 cashless warrants exercisable at $.25 per share.

In February 2017, the Company was served by a complaint filed by the holder of a note payable. The lawsuit alleges that the Company is indebted to the note holder a promissory note stemming from four loans to the Company during the last 20 months amounting to $75,500 in total original principal bearing interest at 12% per annum, of which $45,202 has been repaid. Further, the note holder claims that, because of alleged defaults and extensions of the notes, the Company is now indebted in the amount of $253,677 inclusive of interest and penalties at an effective rate exceeding 70% per annum, far more than the maximum rate allowable in California or Louisiana. The Company and its counsel have determined that: (i) the note holder is not a licensed lender in the State of California, where the loan was made and the $75,500 was deposited and therefore was not permitted under California law to make loans in the State; and (ii) the interest rate the note holder is seeking to collect is usurious and therefore interest claimed in the lawsuit is neither collectible nor enforceable. The Company and counsel believe the lawsuit is wholly without merit and the rules of diversity of jurisdiction apply. Furthermore, the Company believes that the action should be removed from Louisiana state court to the United States Federal District Court in Baton Rouge, LA, where California law should be applied.

In April 2017, the Company issued 2,350,300 shares of Common Stock to EWLL Acquisition Partners in connection with the conversion of debt into equity. In addition, the Company agreed to convert the Series A Preferred Shares held by Bistromatics into 25,280,899 shares of Common Stock. In January 2017, the Company issued 75,000 restricted shares of Common Stock to Lyons Capital LLC; 250,000 restricted shares of Common Stock to Richard E. Barsom and 1,000,000 restricted shares of Common Stock to Summit Capital for consulting services.

F-80

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of  forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

eWellness is in the initial phase of developing a unique telemedicine platform that offers Distance Monitored Physical Therapy Program ("PHZIO program") to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are pre-diabetic from becoming diabetic.

Initially, our focus was on patients with pre-diabetes conditions. However, we have broadened our focus to include overweight patients saddled with lower back pain and knee pain caused by tissue strain and inactivity. We also decided to launch our platform in Los Angeles instead of New York after Blue Shield of California reimbursed our physical therapy telemedicine. We were poised to launch our business in New York through a partnership with Millennium Healthcare, Inc. ("MHI"), but the partnership did not provide the results we were expecting. Additionally, management determined that relocating the Company's operations closer to where the CEO and Chairman lived made the business more manageable and avoided time and monies lost due to travel. Management believes that by broadening the Company's focus to include lower back pain and knee pain caused from excess weight, provides additional opportunities for success. The Company remains committed to servicing patients diagnosed as pre-diabetes as well.

Recent Developments

On November 12, 2016, the Company entered into a Services Agreement with Bistromatics, Inc. (the "Bistromatics Agreement"), a Company incorporated under the laws of Canada ("Bistromatics"). Pursuant to the Bistromatics Agreement, Bistromatics will provide operational oversight of the Company's Phzio System including development, content editing, client on boarding, clinic training, support & maintenance, billing, hosting and oversight and support of CRM and helpdesk system. The Company has agreed to pay a monthly base fee of $50,000 monthly until Bistromatics has successfully signed and collected the first monthly service fee for 100 Physical Therapy Clinics to start using our Platform. If and when Bistromatics provides the Company with evidence of the 100 Physical Therapy Clinics, the monthly service fee will extend to $100,000. Bistromatics will have the ability to convert any outstanding amounts that fall in arrears for 60 days into common stock at the same terms as the next round of financing or the Company's common stock market price, whichever is higher.

Investment Agreement with Tangiers Global, LLC

On February 10, 2017, the Company entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $5,000,000 of the Company's common stock over a period of up to 36 months. From time to time during the 36-month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 200% of the average daily trading dollar volume of our Common stock for the ten (10) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $250,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the of lowest trading prices of the Common stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers.

In connection with the Investment Agreement with Tangiers, we also entered into a registration rights agreement with Tangiers.

Plan of Operations

Our business model is to license our PHZIO ("PHZIO") platform to any physical therapy ("PT") clinic in the U.S. and or have large-scale employers use our PHZIO platform as a fully PT monitored corporate wellness program.

The Company's initial licensee is Evolution Physical Therapy ("EPT"), which is owned by our CEO, Darwin Fogt, MPT. All treatment revenue for 2015 and 2016 was reimbursed to EPT, but was not sufficient to generate sales for the Company. The Company is in the process of developing marketing channel partnerships with industry association members, existing software-based telemedicine providers and physical therapy billing and practice management providers. These partnerships, if completed, are anticipated to begin adding third party PT licensee revenue during the second quarter of 2017.

The Company's PHZIO home physical therapy exercise platform has been designed to disrupt the $30 billion physical therapy and the $8 billion corporate wellness industries. PHZIO re-defines the way physical therapy can be delivered. PHZIO is the first real-time remote monitored 1-to-many physical therapy platform for home use. Due to the real-time patient monitoring feature, the PHZIO platform is insurance reimbursable by payers such as: Anthem Blue Cross, AETNA and Blue Shield.

The PHZIO Solution: A New Physical Therapy Delivery System

●	SaaS technology platform solution for providers bundling rehabilitation services and employer wellness programs;
●	First real-time remote monitored 1-to-many physical therapy treatment platform for home use;
●	Ability for physical therapists to observe multiple patients simultaneously in real-time;
●	Solves what has been a structural problem and limitation in post-acute care practice growth.
●	PT practices can experience 20% higher adherence & compliance rates versus industry standards; and
●	Tracking to 30% increase in net income for a PT practice.

Patient program adherence in 2015 and 2016 was nearly 85 percent due the real-time patient monitoring and the at-home use of the platform. Now physical therapy practices have a way to scale profitably using a technology platform that can help them grow beyond the limits of the typical brick and mortar PT clinic.

Additional Treatment Protocols: Our current PHZIO platform includes a fully customizable treatment program for multiple physical therapy treatment plans including patient rehabilitations for total knee, hip and shoulder surgeries, lower and upper back ailments and other physical therapy treatments. We currently have a growing library of over 250 individual 2-4 minute exercise videos within our PHZIO platform, with additional exercise content generated as needed. The Company's initial PHZIO application is a 6-month exercise program for patients with back, knee or hip pain. Our hip and knee programs have been designed to be integrated into any hospital or medical group's Medicare CMS bundled payment model for post-acute care physical therapy. These programs are anticipated to be followed by woman's health and geriatric programs by the end of the third quarter of 2017.

Our initial PHZIO platform enables employees or patients to engage with live or on-demand video based physical therapy telemedicine treatments from their home or office. Following a physician's exam and prescription for physical therapy to treat back, knee or hip pain, a patient can be examined by a physical therapist and if found appropriate inducted in the Company's PHZIO program that includes a progressive 6-month telemedicine exercise program (including monthly in-clinic checkups). All PHZIO treatments are monitored by a licensed therapist that sees everything the patient is doing while providing their professional guidance and feedback in real-time. This ensures treatment compliance by the patient, maintains the safety and integrity of the prescribed exercises, tracks patient metrics and captures pre-and post-treatment evaluation data. PHZIO unlocks a host of potential for revolutionizing patient treatment models and directly links back to the established brick and mortar physical therapy clinic. This unique model enables any physical therapy practice to be able to execute more patient care while utilizing their same resources, and creates more value than was ever before possible.

On April 1, 2015, the Company entered into an Operating Agreement with Evolution Physical Therapy ("EPT"), a company owned by our CEO, pursuant to which EPT operate our Platform and offers it to selected physical therapy patients of EPT. The Company will advance capital requested by EPT for costs specifically associated with operating the www.phzio,com platform and associated physical therapy treatments. On May 7, 2015, EPT inducted the first patient using our platform. The total (insurance reimbursed) monitored PHZIO visits in 2015 and 2016 was 1928 total patient visits that include: 2015: 699 patient visits (239 insurance reimbursed patient visits generating approximately $13,500 in gross revenue) and in 2016: 1,229 patient visits generating $1,496 (approximately 26 insurance reimbursed visits). These gross revenue figures were not sufficient to generate any gross sales for the Company. The average insurance reimbursement per PHZIO session in 2015 and 2016 was $56 (excluding co-payments). Respectively. The top line wellness goals of our program are to graduate at least 80% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a 4-inch reduction in waist size, weight loss of at least 20 pounds, significant overall improvement in balance, coordination, flexibility, strength, and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS), which indicates improved functional activity levels due to reduced low back, knee and hip pain.

Our PHZIO platform, including: design, testing, exercise intervention, follow-up, and exercise demonstration, has been developed by accomplished Los Angeles based physical therapist Darwin Fogt. Mr. Fogt has extensive experience and education working with diverse populations from professional athletes to morbidly obese. He understands the most beneficial exercise prescription to achieve optimal results and has had enormous success in motivating all patient types to stay consistent in working toward their goals. Additionally, his methods have proven effective and safe as he demonstrates exercises with attention to proper form to avoid injury. Mr. Fogt has established himself as a national leader in his field and has successfully implemented progressive solutions to delivering physical therapy: he has consulted with and been published by numerous national publications including Runner's World, Men's Health, Men's Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. He has bridged the gap between physical therapy and fitness by opening Evolution Fitness, which uses licensed physical therapists to teach high intensity circuit training fitness classes. He also founded one of the first exclusive prenatal and postnatal physical therapy clinic in the country. Mr. Fogt is a leader in advancing the profession to incorporate research-based methods and focus on, not only rehabilitation but also wellness, functional fitness, performance, and prevention. He can recognize that the national healthcare structure (federal and private insurance) is moving toward a model of prevention and that the physical therapy profession will take a larger role in providing wellness services to patients.

Innovators in other industries have solved access, cost and quality inefficiencies through the implementation of technology platforms and business models that deliver products and services on-demand and create new economies by connecting and empowering both consumers and businesses. We have taken the same approach to solving the pervasive access, cost and quality challenges facing the current access to physical therapy clinics.

Our underlying technology platform is complex, deeply integrated and purpose-built over the three years for the evolving physical therapy marketplace. Our PHZIO platform is highly scalable and can support substantial growth of third party licensees. Our PHZIO platform provides for broad interconnectivity between PT practitioners and their patients and, we believe, uniquely positions us as a focal point in the rapidly evolving PT industry to introduce innovative, technology-based solutions, such as remote patient monitoring, post-discharge treatment plan adherence and in-home care.

We plan to generate revenue from third-party PT and corporate wellness licensees on a contractually recurring per PHZIO session fee basis. Our PHZIO platform is anticipated to transform the access, cost and quality dynamics of physical therapy delivery for all of the market participants. We further believe any patient, employer, health plan or healthcare professional interested in a better approach to physical therapy is a potential PHZIO platform user.

Before even launching, we have received a high indication of interest in our service. We think the demand is warranted, but recognize that in the preliminary stages of our services, we may experience bottlenecks in our ability to meet the demand for same. Under this type of environment, it is critical to maintain awareness of the Company's operational budget goals and how they are being met in our attempts to address demand. Regardless of our growth pace, it is critical to shareholder value that we are mindful of our operational spending.

Results of Operations during the three-month period ended March 31, 2017 as compared to the three-month period ended March 31, 2016

We had no revenues from operations during the three months ended March 31, 2017 and 2016. We expect to generate revenues during the third quarter of 2017.

Our operating expenses increased to $989,348 for the three months ended March 31, 2017 from $353,447 for the three months ended March 31, 2016. The increase is a result of legal, accounting services, and consulting fees.

The Company recognized a net income of $4,161,845 for the three months ended March 31, 2017, compared with a net loss of $425,608 for the three months ended March 31, 2016. The significant increase was the result of the revaluation of the derivative liabilities for the convertible debt and warrants totaling $5,242,634 offset by increases in legal, accounting services and consulting fees as noted above.

Results of Operations during the year ended December 31, 2016 as compared to the year ended December 31, 2015

We had no revenues from operations during the years ended December 31, 2016 and December 31, 2015. We expect to generate revenues during the second quarter of 2017.

Our operating expenses increased to $3,371,460 for the year ended December 31, 2016 from $1,400,240 for the year ended December 31, 2015. The increase is a result of legal, accounting services, and consulting fees ($2,048,355).

We had total operating expenses of $3,371,460 related to general and administrative expenses during the year ended December 31, 2016 compared to total operating expenses of $1,400,240 related to general and administrative expenses during the year ended June 30, 2015.

The Company incurred a net loss of $12,460,694 for the year ended December 31, 2016, compared with a net loss of $1,554,908 for the year ended December 31, 2015, an increase of $10,905,786. The significant increase was the result of increased legal, accounting services and consulting fees of $2,048,355, a loss of $10,318,969 of derivative expense from the issuance of derivative instruments and the amortization of $793,716 of debt discount on debt instruments issued.

Liquidity and Capital Resources

As of March 31, 2017, we had negative working capital of $4,181,483 compared to negative working capital of $10,018,688 as of December 31, 2016. The majority of the decrease of negative working capital is because of the derivative liability. Cash used in operations were $309,475 and $28,369 for the three months ended March 31, 2017 and 2016, respectively. The increase in cash used in operations was because of the adjustment for gain on derivative liability and payment of accounts payable-related parties. Cash used in investing activities was $2,910 and $0 for the three months ended March 31, 2017 and 2016, respectively. Cash flows provided by financing activities were $320,475 and $0 for the three months ended March 31, 2017 and March 31, 2016, respectively. The increase in cash flows from financing activities was the issuance of convertible debt for cash. The cash balance as of March 31, 2017 was $22,085.

We believe that anticipated cash flows from operations will be insufficient to satisfy our ongoing capital requirements. For the three months ended March 31, 2017, we had negative cash flows from operations of $309,475.

As of December 31, 2016, we had negative working capital of $10,018,688 compared to negative working capital of $1,430,459 as of December 31, 2015. The majority of the increase of negative working capital is because of the derivative liability. Cash flows provided by financing activities were $336,796 and $443,127 for the years ended December 31, 2016 and December 31, 2015, respectively. The decrease in cash flows from financing activities was the reduction in promissory notes issued for cash. The cash balance as of December 31, 2016 was $13,995.

We believe that anticipated cash flows from operations will be insufficient to satisfy our ongoing capital requirements. For the year ended December 31, 2016, there was a negative cash flows from operations of $364,752 compared to a negative cash flows from operations of $397,869 for the year ended December 31, 2015. This is primarily due to the net loss for each of the years ending December 31, 2016 and 2015. We are seeking financing in the form of equity capital to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

Contingencies

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement with Private Co. was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 ("Rule 419") of Regulation C under the Securities Act of 1933, as amended (the "Securities Act") and the consent of our shareholders as required under Rule 419. Accordingly, we conducted a "Blank Check" offering subject to Rule 419 (the "Rule 419 Offering") and filed a Registration Statement on Form S-1 to register the shares of such offering; the Registration Statement was declared effective on September 14, 2012. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in the escrow trust as of the date of the closing of the Share Exchange was $90,000 (the "Trust Account Balance").

Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties' efforts to satisfy all the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended and Restated Share Exchange Agreement (the "Share Exchange Agreement") to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A ("Form 8A") to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the Rule 419 Offering into participants of a similarly termed private offering (the "Converted Offering"), to be conducted pursuant to Regulation D, as promulgated under the Securities Act.

Fifty-two persons participated in the Rule 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company's restricted common stock in the Converted Offering (the "Consent") rather than have their funds returned. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Management believed the steps it took constituted a constructive return of the funds and therefore met the requirements of Rule 419.

However, pursuant to Rule 419(e)(2)(iv), "funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement]." As set forth above, rather than physically return the funds, we sought consent from the investors of the Rule 419 Offering to direct their escrowed funds to the Company to instead purchase shares in the Converted Offering. The consent document was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned. Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. The Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

As disclosed in the prior amendments to the Initial Form 8-K, we have filed the prior amendments in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to the Company's potential violation of Rule 419. Although the Company has continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419, based upon latest communications with the persons reviewing the Form 8-K, they do not agree with the assessments the Company presented to them. Comments and communications indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame; constructive return is not permitted.

Because of these communications and past comments, we are disclosing that we did not comply with the requirements of Rule 419, which required us to physically return the funds previously submitted to escrow pursuant to the Rule 419 Offering. Because of our failure to comply with Rule 419, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Ultimately, the SEC determined to terminate its review of the Initial Form 8-K and related amendments, rather than provide us with additional opportunities to address their concerns and therefore, we did not clear their comments. It is not possible now to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining now the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption. Considering the uncertainty of this issue and while Management evaluates the best and most appropriate way to resolve same, management determined to create a reserve on the Company's Balance Sheet for the $90,000 that was subject to the Consent.

Capital Expenditure Plan During the Next Twelve Months

During the three months ended March 31, 2017 and during the year ended December 31, 2016, we raised we raised $350,000, less $29,525 for debt issuance costs, and $336,796, respectively, in equity and debt capital and we may be expected to require up to an additional $1.6 million in capital during the next 12 months to fully implement our business plan and fund our operations. Our plan is to utilize the equity capital that we raise, together with anticipated cash flow from operations, to fund a very significant investment in sales and marketing, concentration principally on advertising and incentivizing existing customers for the introduction of new customers, among other strategies. However, there can be no assurance that: (i) we will continue to be successful in raising equity capital in sufficient amounts and/or at terms and conditions satisfactory to the Company; or (ii) we will generate sufficient revenues from operations, to fulfill our plan of operations. Our revenues are expected to come from our PHZIO platform services. As a result, we will continue to incur operating losses unless and until we are able to generate sufficient cash flow to meet our operating expenses and fund our planned sales and market efforts. There can be no assurance that the market will adopt our portal or that we will generate sufficient cash flow to fund our enhanced sales and marketing plan. In the event that we are not able to successfully: (i) raise equity capital and/or debt financing; or (ii) market and significantly increase the number of portal users and revenues from such users, our financial condition and results of operations will be materially and adversely affected and we will either have to delay or curtail our plan for funding our sales and marketing efforts."

Going Concern Consideration

Our registered independent auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business.

Off-Balance Sheet Arrangements

As of March 31, 2017, December 31, 2016 and 2015, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of March 31, 2017, December 31, 2016 and 2015, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are disclosed in Note 2 of our Financial Statements included elsewhere in this Prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Position
Darwin Fogt	42	CEO, President and Director
David Markowski	56	Chief Financial Officer and Director
Curtis Hollister	43	Chief Technology Officer and Director
Douglas MacLellan	61	Chairman and Secretary
Douglas Cole	60	Director
Brandon Rowberry	43	Director
Rochelle Pleskow	56	Director

Darwin Fogt, President, CEO & Director. Mr. Fogt has been CEO of eWellness Corporation since May 2013. Since 2001, he has been founder, President and practicing therapist of Evolution Physical Therapy, Inc., a privately held company in Los Angeles, CA providing sports and orthopedic physical therapy services. From 2008 to present, Mr. Fogt has also been founder and President of Bebe PT, a physical therapy practice specializing in perinatal rehabilitation and wellness. Additionally, from 2012 to present Mr. Fogt has been founder and President of Evolution Fitness, a primarily cash-based fitness and rehabilitation center serving high level athletes and clients in Culver City, CA. Mr. Fogt has consulted with and been published by numerous national publications including Runner's World, Men's Health, Men's Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. Mr. Fogt earned his B.S. in Exercise Science from the University of Southern California in 1996 and his MPT (Master's of Physical Therapy) from California State University: Long Beach in 2001. He is currently working toward earning his DPT (Doctorate of Physical Therapy) degree.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO of eWellness Corporation since May 2013. From October 1997 to October 2002 he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN's subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public offerings. He is a business development specialist with accolades in INC Magazine and others. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

Curtis Hollister, Chief Technology Officer & Director. Mr. Hollister has been a founder and CTO of eWellness since May 2013. From November 2008 to present he has been the founder and President of Social Pixels, a privately held Canadian company focused on helping companies apply online media and digital campaigning. From November 2008 to present he has been the founder and President of Ripplefire, a privately held Canadian company also specializing in the digital campaigning space. He is a global entrepreneur and innovator known for his ability to identify and capitalize on industry trends. His high profile projects include such clients as Government of Canada, AT&T, Bell Canada, Microsoft, Nokia, Conversant IP and TD Bank. From 1998 to 2002 Mr. Hollister founded and operated TeamCast.com, a technology spin-off focusing on peer-to-peer networking. From 1997 to 2002 Mr. Hollister founded and operated Intrasoft Technologies, a technology start-up to capitalize on the emerging Intranet application market. From 1995 to 1997 Mr. Hollister founded and operated Intranet Technologies, the first successful Internet service provider in Ottawa, Canada's capital city. Mr. Hollister graduated from Center Hastings Secondary in 1991 and from 1991 to 1995 attended Carleton University with a special focus on Economics.

Douglas MacLellan, Chairman of the Board. Mr. MacLellan currently serves as Chairman of the Board of eWellness Corporation since May 2013. From November 2009 to present Mr. MacLellan has been an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. In May 2014, Mr. MacLellan join the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. Until April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Douglas Cole, Director. Mr. Cole has been a Director of the company since May 2014. From 2005 to the present Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC, a boutique investment bank focused on the clean tech, mining and mineral sectors. From 2002 to 2005 Mr. Cole has played various executive roles as Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB). From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole obtained his BA in Social Sciences from UC Berkeley in 1978.

Brandon Rowberry, Director. Mr Rowberry has been a Director since June 2014. He is a well-known healthcare innovation executive. From 2010 to 2014 he drove enterprise-wide Innovation/Venturing for United Health Group where in 2012 they were awarded the prestigious PDMA Outstanding Corporate Innovation Award. From 2012 to present he has also been Managing Director of 7R Ventures an investment and advisory firm. From 2005 to 2009, he was Director of Strategy & Innovation at Circuit City. From 2001 to 2005, he was a Sr. Corporate Consultant focusing on Organizational Development and Innovation at Hallmark. From 2000 to 2001, he was a Manager of Organizational Development & Innovation at Honeywell. Mr. Rowberry has also been a frequent corporate innovation guest speaker on NBC, FOX, ABC. Mr. Rowberry obtained his Masters of Organizational Behavior from Marriott School of Business, BYU in 2000.

Rochelle Pleskow, Director. From 2010 through 2014, Ms. Pleskow served as the Chief Healthcare Information Officer for Hewlett Packard. She developed the framework of healthcare analytics platform, which encompasses quality improvement, outcomes analysis, patient safety, operational analytics, clinical informatics, physician performance, and regulatory compliance monitoring for health plans, hospitals and physicians. From 2008 through 2010, she acted as a senior consultant to various companies on healthcare policy and procedures including acting as an advisor for ASP model start-up, whose business included a HIPAA/HL7 and PCI compliant processing tool, which verifies a patient's insurance coverage, accurately calculates out-of-pocket costs, and processes payments in one system and at the time of service. This model improves revenue cycle management as it accelerates the collection of patient payments. From 2007 through 2008, she was Director of business Architecture for Blue Shield of California, where she developed the business framework and core elements of a large scale IT systems implementation to increase competitive advantage for Blue Shield of California. Re-engineered core business processes in Health Services Division in order to modernize the technology.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees, as necessary. We believe that all of our directors meet the foregoing qualifications.

The Board believes that the leadership skills and other experience of the Board members described below, in addition to each person's experience set forth above in their respective biographies, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor our executives business execution.

Darwin Fogt. Mr. Fogt is a co-founder of the Company and has been serving as a physical therapist for over 12 years and has built three successful physical therapy practices. Mr. Fogt has contributed to the Board's strong leadership and vision for the development of the Company's innovative business model.

David Markowski. Mr. Markowski is a co-founder of the Company and has been serving in senior management positions in various companies over the past 20 years, with an emphasis on corporate finance, accounting, audit, financial modeling and marketing. He holds a wealth of experience in company management skills.

Curtis Hollister. Mr. Hollister is a co-founder of the Company and has been serving in senior management positions in various advance technology, software and video content business over the past 20 years. He holds a wealth of experience in software development, video content management and network technology.

Douglas MacLellan. Mr. MacLellan is a co-founder of the Company and has been serving as an officer and/or director of various advance technology and high growth companies over the past 20 years. Mr. MacLellan has contributed to the Board's strong leadership and vision for the development of the Company's innovative business model.

Doug Cole. Mr. Cole is an international business executive with over 20 years of active management and board roles in various software, educational and technology public and private companies.

Brandon Rowberry. Mr. Rowberry has held over 15 years in senior management positions as an innovation expert in various advance technology and healthcare industries. He is anticipated to greatly expand our industry relationships within healthcare insurers and the telemedicine industry.

Rochelle Pleskow. Ms. Pleskow holds a vast knowledge base on healthcare informatics and the scaling of various technology implementations at selected large scale technology and healthcare companies and is anticipated to be a good addition to its board of directors as the Company implements its anticipated white label program to physical therapy clinics through the U.S. marketplace.

Involvement in Certain Legal Proceedings

None of our directors, officers or affiliates has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Corporate Governance and Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors will also consult with counsel to ensure that the boards of director's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. Nasdaq Listing Rule 5605(a)(2) defines an "independent director" generally as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Douglas Cole, Mr. Rowberry and Ms. Pleskow would qualify as "independent" as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as "independent" under Nasdaq Listing Rules applicable to board committees.

Due to our lack of operations and size prior to the Share Exchange, we did not have an Audit Committee. For these same reasons, we did not have any other separate committees prior to the Share Exchange; all functions of a nominating committee, audit committee and compensation committee were performed by our sole director. Although, as stated above, we are not the subject of any listing requirements, in connection with the Share Exchange, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees shall work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors; each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesshealth.com, under the heading "Corporate Information - Governance Documents." Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

The Board will consider appointing members to each of the Committees at such time as a sufficient number of independent directors are appointed to the Board or as otherwise determined by the Board. Until such time, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act, as amended, requires that our directors, executive officers and persons who own more than 10% of a class of our equity securities that are registered under the Exchange Act to file with the SEC initial reports of ownership and reports of changes of ownership of such registered securities.

Based solely upon a review of information furnished to the Company, to the Company's knowledge, during the fiscal year ended December 31, 2016, none of our officers and directors have filed their reports of ownership and reports of changes of ownership.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

For the three fiscal years ended December 31, 2016, 2015 and 2014, we did not pay any compensation to our executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000.

Following the Share Exchange, we do not currently have any formal employment salary arrangement with any of or new officers. All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Annual Report. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company's employees.

Director's Compensation

Our directors are not entitled to receive compensation for service rendered to us or for meeting(s) attended except for reimbursement of out-of-pocket expenses. There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Upon the appointment of Ms. Pleskow (a non-employee director) in August 2015, we agreed to pay her $2,000 per month, which shall accrue as of July 1, 2015 subject to the closing of our next financing. She shall also be eligible to receive any other benefits that are offered to other directors.

Compensation Policies and Practices as They Relate to the Company's Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of our officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Outstanding Equity Awards

There were no equity awards outstanding as of the end the year ended December 31, 2016.

Option Grants

During the year ended December 31, 2016, the Board of Directors authorized the issuance of 20,250,000 of stock options to executive officers and directors to purchase shares of common stock at an average exercise price of $.27 per share.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2016 and 2015 by our executive officers.

Long-Term Incentive Plan ("LTIP") Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of Common Stock of our Company as of May 24, 2017 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Number of Stock Beneficially Owned		Percentage of Stock Owned (1)
Darwin Fogt, CEO, President and Director	3,750,000	(2)	3.62%
11825 Major Street
Culver City, CA 90230

Douglas MacLellan, Chairman	3,750,000		3.62%
11825 Major Street
Culver City, CA 90230

David Markowski, CFO and Director	1,100,000		1.06%
11825 Major Street
Culver City, CA 90230

Curtis Hollister, CTO and Director	1,950,000		1.88%
11825 Major Street
Culver City, CA 90230

Douglas Cole, Director	200,000		0.19%
11825 Major Street
Culver City, CA 90230

Brandon Rowberry, Director	200,000		0.19%
11825 Major Street
Culver City, CA 90230

Rochelle Pleskow, Director	0		0.00%
11825 Major Street
Culver City, CA 90230

Bistromatics, Inc. (3)	25,280,890		24.38%
57 Fireside Cresent
Ottawa ON K1T 1Z3, Canada

Director and Officer (7 people)	10,950,000		10.56%

(1) Applicable percentage ownership as of May 24, 2017 is based on 103,695,331 shares of Common Stock outstanding.
(2) This includes 1,000,000 shares held by Evolution Physical Therapy, Inc., which is owned by Mr. Fogt.
(3) Bistromatics, Inc. is controlled by Curtis Hollister, our CTO and directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

Other than the relationships and transactions discussed below, we are not a party to, nor are we proposed to be a party, to any transaction during the last fiscal year involving an amount exceeding $120,000 and in which a related person, as such term is defined by Item 404 of Regulation S-K, had or will have a direct or indirect material interest.

Related Party Debt: Prior to the closing of the Share Exchange through the year ended December 31, 2016, a related party, a company in which our former Secretary-Treasurer and CFO also served as CFO, paid $91,271 on behalf of the Company. The amount outstanding as of December 31, 2016 and December 31, 2015 were $10,481 and $43,717, respectively. During the year ended December 31, 2016, the Company recorded $4,156 imputed interest on the amount owed to the related party at an interest rate of 8%. The debt remains a Company liability, which is to be repaid when the Company has sufficient capital to do so and there is no specific time frame within which such repayment must be made.

Programming Agreement

On November 11, 2016, the Company signed an agreement with a programming company ("PC") within which the one of the Company's directors and Chief Technical Officer is the Chief Marketing Officer. The agreement is for additional features to be programmed for the launch of the PHIZIO platform. The contract specifies that the Company's CEO and CTO will retain their officer and director positions and retain their past due accrued compensation through June 30, 2016. The Company is to pay a monthly base fee of $100,000 for the development and compensation for the Company's CEO and CTO. Following payment of the initial $100,000, the Company is obligated to only pay $50,000 monthly until the PC has successfully signed and collected the first monthly service fee for 100 physical therapy clinics to use the PHIZIO platform. The agreement establishes that the Company is indebted to the PC for $225,000 for past programming services. For this amount, the PC will be issued 25,280,899 common shares at a cost value of $0.0089. These shares were issued in April 2017. The PC will also have the right to appoint 40% of the directors. At the end of December 31, 2016, the Company had a payable of $285,000 due to this company.

Operating Agreement: On April 1, 2015, the Company entered into an Operating Agreement with Evolution Physical Therapy ("EPT"), a company owned by our CEO, pursuant to which EPT operate our Platform and offers it to selected physical therapy patients of EPT. The Company will advance capital requested by EPT for costs specifically associated with operating the www.phzio,com platform and associated physical therapy treatments. On May 7, 2015, EPT inducted the first patient using our platform. The total (insurance reimbursed) monitored PHZIO visits in 2015 and 2016 was 1,928 total patient visits that include: 2015: 699 patient visits (239 insurance reimbursed patient visits generating approximately $13,500.00 in gross revenue) and in 2016: 1,229 patient visits generating $1,496.55 (approximately 26 insurance reimbursed visits). These gross revenue figures were not sufficient to generate any gross sales for the Company. The average insurance reimbursement per PHZIO session in 2015 and 2016 was $56.87 (excluding co-payments). Respectively. The top line wellness goals of our program are to graduate at least 80% of inducted patients through our 6-month program. Patients should expect to experience an average of a 20% reduction in BMI, a 4-inch reduction in waist size, weight loss of at least 20 pounds, significant overall improvement in balance, coordination, flexibility, strength, and lumbopelvic stability. Patients also should score better on Functional Outcomes Scales (Oswestry and LEFS), which indicates improved functional activity levels due to reduced low back, knee and hip pain.

Office Space: The Company rents its Culver City, CA office space from Evolution Physical Therapy ("Evolution"), a company owned by our CEO. Evolution has agreed contribute the annual rent for the year ended December 31, 2016 towards founding eWellness and its operations; the market value of such rent is $500 per month. During the year ended December 31, 2016, the Company recorded rent expense in the Consolidated Statement of Operations and Additional Paid in Capital in the Balance Sheet.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2016 and 2015.

Review, Approval and Ratification of Related Party Transactions

Our Board of Directors conducts an appropriate review of and oversees all related-party transactions. We have not yet adopted formal standards in respect of the review and approval or ratification of related-party transactions; however, our board has conformed to the following standards: (i) all related-party transactions must be fair and reasonable to us and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time authorized by the board; and (ii) all related-party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

eWELLNESS HEALTHCARE CORPORATION

10,359,160 SHARES OF Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL Common Stock AND IS NOT SOLICITING AN OFFER TO BUY Common Stock IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is May __, 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$106
Accounting fees and expenses	$1,000
Legal fees and expense	$30,000
Total	$31,106

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Brenham or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

• from any breach of the director's duty of loyalty to us;
• from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• under Section 174 of the Nevada General Corporation Law; and
• from any transaction from which the director derived an improper personal benefit.

Item 15. Recent Sales of Unregistered Securities

Sales of Unregistered Securities in 2014:

On April 30, 2014, we issued 9,200,000 shares pursuant to the Share Exchange Agreement.

On May 9, 2014, we issued 400,000 shares pursuant to a consulting agreement valued at $40,000 and 3,000 pursuant to a verbal agreement related to compensation for website services provided to the Company valued at $1,500.

On October 16, 2014, we issued 618,000 shares to two consultants pursuant to consulting agreements valued at $61,800.

On October 16, 2014, we issued 200,000 shares to one of our directors for services valued at $2,000.

On December 23, 2014, we issued $213,337 Series A Senior Convertible Redeemable Notes that are convertible into 609,532 shares of Common Stock and warrants to purchase up to an aggregate of 609,532 shares of our Common Stock.

Sales of Unregistered Securities in 2015:

On January 24, 2015, we extended the term of an outstanding consulting and service agreement, pursuant to which we issued 400,000 shares valued at $40,000 and 400,000 callable Common Stock purchase warrants at a strike price of $0.35 per share.

On February 23, 2015, we entered into a one-year agreement with a consultant in connection with certain corporate finance, investor relations and related business matters and issued 60,000 shares valued at $6,000.

On April 9, 2015, we issued $270,080 Notes (including an aggregate of $123,980 that was converted from certain other outstanding notes, including accrued interest, and future contractual cash consulting fees) that are initially convertible into 771,657 shares of our Common Stock, pursuant to a private financing; we sold that same amount of Series A Senior Convertible Redeemable Notes convertible into shares of the Company's Common Stock, at $0.35 per share and Series A Warrants, all pursuant to separate Securities Purchase Agreements entered into with each investor. The Warrants are exercisable to purchase up to 771,657 shares of Common Stock.

On May 30, 2015, the Company received $25,000 in exchange for a 90-day promissory note at an interest rate of 5% per annum. As an inducement for this promissory note, the Company issued 150,000 warrants to purchase Company Common Stock at $.35 per share.

On May 20, 2015, the Company issued 250,000 warrants to purchase Common Stock at $.35 per share in connection with a financial advisory services agreement.

On May 20, 2015, the Company signed an strategic advisory services agreement pursuant to which the Company issued 250,000 warrants to purchase Common Stock at $.35 per share.

On July 14, 2015, the Company issued 250,000 shares of Common Stock valued at $.35 per share for conversion of $87,500 of convertible debt.

On July 15, 2015, the Company received $18,000 in exchange for a 90-day promissory note at an interest rate of 5% per annum. As an inducement for this promissory note, the Company issued 150,000 warrants to purchase Company Common Stock at $.80 per share.

On August 19, 2015, the Company issuance 96,000 shares valued at $.35 per share for the conversion of $33,600 of convertible debt.

On August 26, 2015, the Company extended the term of the $25,000 promissory note issued on May 30, 2015 that was originally due on August 28 2015 to October 23, 2015. As consideration for the extension the Company agreed to an annual interest rate of 12% retroactive to the original date of the note and issued 150,000 warrants to purchase Company Common Stock at $.80 per share.

On September 10, 2015, the Company authorized the issuance of 663,277 shares valued at $.35 per share for the conversion of $232,147 of convertible debt.

On September 16, 2015, the Company received $2,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $625. As an inducement for this promissory note, the Company issued 50,000 warrants to purchase Company Common Stock at $.80 per share.

On September 16, 2015, the Company received $12,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $3,125. As an inducement for this promissory note, the Company issued 250,000 warrants to purchase Company Common Stock at $.80 per share.

On September 16, 2015, the Company received $22,500 in exchange for a 90-day promissory note at an interest rate of 12% per annum and a risky loan fee of $5,625. As an inducement for this promissory note, the Company issued 450,000 warrants to purchase Company Common Stock at $.80 per share.

On October 1, 2015, the Company authorized the issuance of 50,273 shares of Common Stock for the accrued interest on the debt conversions on July 14, 2015, August 19, 2015, and September 10, 2015. The shares were issued at $.35 per share.

On October 5, 2015, the Company extended the term of an $18,000 promissory note originally issued on May 15, 2015 that was originally due on October 13, 2015 to December 14, 2015; however, as consideration for the extension, the Company agreed to repay the note, plus interest and the Loan Fee (as hereinafter defined), upon receipt of additional financing. Interest on the note accrues at the rate of 12% per annum. Unless paid sooner as previously explained, the Company shall pay $4,500 on the maturity date of the note. As additional inducement for the extension, the Company also agreed to issue the lender five-year warrants to purchase up to 150,000 shares of the Company's Common Stock at $0.80 per share.

On October 11, 2015, the Company extended the term of an $25,000 promissory note issued on July 15, 2015 that was due on October 23, 2015 to December 14, 2015; however, as a consideration for the extension, the Company agreed to repay the note, plus interest and a risk loan fee of $6,250. As additional inducement for the extension, the Company also agreed to issue the lender five-year warrants to purchase up to 150,000 shares of Common Stock at $0.80 per share.

On October 11, 2015, the Company received $10,000 in exchange for a 60-day promissory note at an interest rate of 12% per annum and a risky loan fee of $2,500. As an inducement for the promissory note, the Company issued 200,000 warrants to purchase Company Common Stock at $.80 per share. The note, accrued interest and risky loan fee is due on December 14, 2015.

On November 11, 2015, the Company authorized the issuance of 179,988 shares of Common Stock for the conversion of $57,670 of principal and $5,326 of accrued interest. These shares were issued at $.35 per share.

On December 6, 2015, the Company entered into a 90-day Promissory Note for $70,000 at an interest rate of 12% per annum plus a risky loan fee of $17,500 which is being amortized over the term of the loan. As an inducement the Company issued 1,400,000 warrants to purchase Company Common Stock at $.80 per share. The Company further agreed to repay the loan within three days of the Company receiving $500,000 or more in the current private placement of up to $2,500,000 convertible note with warrants. This Promissory Note resulted from the principal payment to the note holder of $28,222 and the holder cancelling the notes originally signed on May 27, 2015 plus extensions, July 15, 2015 plus extensions, September 16, 2015 and October 11, 2015.

On December 11, 2015, the Company entered into a securities purchase agreement with an accredited investor for (i) a note in the principal amount of $275,000 at a 10% original issue discount , (ii) a warrant to purchase 250,000 shares of the Company's Common Stock with an exercise price of $0.80 per share and (iii) 50,000 shares as an additional fee for a value of $5,000.

Sales of Unregistered Securities in 2016:

On January 20, 2016, the Company authorized the issuance of 50,000 shares for consulting services for a value of $5,000 that is being amortized over twelve months.

On February 29, 2016, the Company authorized the issuance of 227,232 shares for conversion of convertible debt of $69,500 and accrued interest of $10,031.

On March 3, 2016, the Company authorized the issuance of 100,000 shares for consulting services for a value of $10,100 that is being amortized over six months.

On March 11, 2016, the Company authorized the issuance of 150,000 shares for consulting services for a value of $15,000 that is being amortized over twelve months.

On June 2, 2016, the Company sold 120,000 shares of common stock upon receipt of $120,000 cash.

On July 13, 2016, the Company issued 172,958 shares of common stock because of warrants being exercised through a cashless exercise.

On December 14, 2016, the Company issued 90,364 shares of common stock because of warrants being exercised through a cashless exercise.

During the year ended December 31, 2016, the Company issued a total of 31,419,215 shares of common stock because of debt conversion. The total debt conversion was $191,731.

During the year ended December 31, 2016, the Company issued 935,000 shares of common stock for consulting services. The weighted average price of these shares was $1.44. The value of the shares is being amortized over the life of the contracts ranging from six to twelve months.

Sales of Unregistered Securities During the Three Months Ended March 31, 2017:

During the first quarter of 2017, the Company issued a total of 13,810,000 shares of common stock per debt conversion of the convertible note dated November 14, 2016. The total of the debt conversion was $47,000.

In January 2017, 1,363,277 warrants were exercised as a cashless exercise for the issuance of 1,336,075 shares of common stock.

On January 19, 2017, the Company issued 700,000 shares of common stock per two separate agreements with consultants signed in December 2016. The value of these shares was $18,500.

On January 19, 2017 and March 28, 2017, the Company issued 1,400,000 and 1,000,000 shares of common stock per one of the extinguishment of debt agreements dated December 1, 2016.

On January 17, 2017, the Company entered into an agreement with a consultant for a six-month period to provide services which will include: (i) introductions to brokers; (ii) assist with research coverage; (iii) introductions to over 100 funds, investment banking firms and market makers; and (iv) a presentation speaking slot with a Gold sponsorship at the 2017 Wall Street Conference. In consideration for the services, the Company issued 75,000 shares of common stock on January 20, 2017 for a value of $6,000.

On February 14, 2017, the Company issued 31,250 shares of common stock for consulting services at a value of $6,250.

On March 1, 2017, the Company issued 150,000 shares of common stock for marketing services at a value of $19,500.

The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Registrant's issuance of the above restricted securities was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

Item 16. Exhibits and Financial Statement Schedules

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
3.1	Amended & Restated Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on August 6, 2014)
3.2	Bylaws of the Company. (Incorporated by reference to Exhibit 3(b) to the Registration Statement on Form S-1 filed on May 15, 2012)
5.1	Opinion of Thomas J. Craft, Jr., Esq., filed herewith.
10.1	Securities Purchase Agreement dated December 23, 2014 (Incorporated by reference to the Company's Current Report on Form 8-K filed on January 6, 2015)
10.2	Form of 12% Senior Convertible Promissory Note (Incorporated by reference to the Company's Current Report on Form 8-K filed on January 6, 2015)
10.3	Form of Series A Warrant Agreement (Incorporated by reference to the Company's Current Report on Form 8-K filed on January 6, 2015)
10.4	Form of Registration Rights Agreement (Incorporated by reference to the Company's Current Report on Form 8-K filed on January 6, 2015)
10.5	Form of Security Agreement (Incorporated by reference to the Company's Current Report on Form 8-K filed on January 6, 2015)
10.6	Operating Agreement with Evolution Physical Therapy (Incorporated by reference to Exhibit 10.6 of the Company's Quarterly Report on Form 10-Q filed on May 12, 2015)
10.7	Medical Advisory Agreement with Akash Bajaj M.D., M.P.H. (Incorporated by reference to Exhibit 10.7 of the Company's Quarterly Report on Form 10-Q filed on May 12, 2015)
10.8	Advisory Agreement (Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on May 12, 2016)
10.9	Securities Settlement Agreement with EWLL Acquisition Partners, LLC (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 18, 2016)
10.10	New Note Form with JEB Partners, L.P. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on November 18, 2016)
10.11	Services Agreement with Bistromatics, Inc. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 21, 2016)
10.12	Rodney Schoemann Non-Convertible Note Agreement (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on November 21, 2016)
10.13	JEB Partners L.P. Convertible Note Agreement (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 11, 2017)
10.14	Debt Conversion and Subscription Agreement (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on January 11, 2017)
10.15	Letter Engagement Agreement with Lyons Capital, LLC (Incorporated by reference to Exhibit 10.20 to the Company's Current Report on Form 8-K filed on January 31, 2017)
10.16	Definitive Service Agreement dated January 24, 2017with Bistromatics, Inc., (Incorporated by reference to Exhibit 10.21 to the Company's Current Report on Form 8-K filed on January 31, 2017).
10.17	Securities Purchase Agreement with JEB Partners L.P. dated January 7, 2017, (Incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.18	Securities Purchase Agreement with Crossover Capital Fund II, LLC dated April 24, 2017, (Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.19	Investment Agreement with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.20	8% Fixed Convertible Promissory Note with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.21	8% Fixed Convertible Promissory Note with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.22	8% Fixed Convertible Promissory Note with Tangiers Global LLC dated April 11, 2017, (Incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 filed on May 8, 2017)
10.23	Form of Warrant Agreement with Tangiers Global LLC dated February 10, 2017, (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on May 8, 2017)
14.1	Code of Ethics Conduct (Incorporated by reference to Exhibit 14.1 to the Form 8-K filed on May 6, 2014)
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Culver City, California, on May 25, 2017.

eWELLNESS HEALTH CORPORATION

By: /s/ Darwin Fogt
Darwin Fogt
Chief Executive Officer (Principal Executive Officer)

By: /s/ David Markowski
David Markowski
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas MacLellan	Chairman of the Board	May 25, 2017
Douglas MacLellan

/s/ Darwin Fogt	Chief Executive Officer (Principal Executive Officer) and Director	May 25, 2017
Darwin Fogt

/s/ David Markowski	Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Director	May 25, 2017
David Markowski

/s/ Curtis Hollister	Chief Technology Officer and Director	May 25, 2017
Curtis Hollister